                        SCHEDULE 14A
             Information Required in Proxy Statement

                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934
                        (Amendment No. 1)

[X ] Filed by the Registrant
[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[X ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to SS240.14a-11(c) or
     SS240.14a-12

                 BRAUVIN HIGH YIELD FUND L.P. II
         (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) of Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
[X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

          Units of Limited Partnership Interests

     2) Aggregate number of securities to which transactions applies:

          40,347 Units of Limited Partnership Interests
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          Based upon the aggregate cash to be paid for the Registrant's assets ($30,183,300) which are the subject of this Schedule 14A, the Registrant is paying a filing fee of $6,036.66 (one-fiftieth of one percent of this aggregate of the cash and the value of securities (other than its own) and other property to be received by the Registrant in the subject transaction.)

     4)   Proposed maximum aggregate value of transaction:

          $30,183,300

     5)   Total fee paid:

          $6,036.66

[X ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          $6,036.66

     2)   Form Schedule or Registration Statement No.:
          Schedule 14A

     3)   Filing Party:
          Brauvin High Yield Fund L.P. II

     4)   Date Filed:
          July 19, 1996

                   First Revised Preliminary Proxy Materials


                 BRAUVIN HIGH YIELD FUND L.P. II
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606


                         August __, 1996



To the Limited Partners of
Brauvin High Yield Fund L.P. II:


     We are pleased to inform you that Brauvin High Yield Fund L.P. II (the "Partnership") has entered into an agreement through which the Partnership has agreed to merge with and into another entity, the effect of which will be that each Limited Partner will receive approximately $779.22 in cash, after taking into account all estimated adjustments, for each of their units of limited partnership interest of the Partnership (the "Units").
Consummation of this transaction is subject to your approval. Limited Partners holding a majority of the Units must approve the transaction and an amendment to the Restated Limited Partnership Agreement of the Partnership, described below, by voting "FOR" on the enclosed proxy card in order for the Partnership to accept this all cash offer. If the transaction and the amendment are approved by the Limited Partners and certain other conditions are met, the transaction will be consummated, the Partnership will cease to exist and your Units will be redeemed entirely for approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The redemption price is based on the fair market value of the assets of the Partnership which has been determined by an independent appraiser to be $30,183,300, plus all remaining cash of the Partnership, less earnings of the Partnership after July 31, 1996, less expenses incurred in connection with the transaction and other Partnership obligations. The independent appraiser has delivered an opinion that this transaction is fair to the Limited Partners from a financial point of view.

     The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the transaction. However, the transaction is subject to certain conflicts of interest, as described in the enclosed Proxy Statement, including the fact that the entity into which the Partnership will be merged is affiliated with Mr. Jerome J. Brault and Brauvin Realty Advisors II, Inc., two of the General Partners of the Partnership, due to the minority ownership interest of Mr. Brault (who is also an executive officer and the director of Brauvin Realty Advisors II, Inc.) and his son, James L. Brault (who is an executive officer of Brauvin Realty Advisors II, Inc.) in such entity.

     In addition to the approval by the Limited Partners holding a majority of the Units, Delaware law provides that a merger must also be approved by the general partners of a partnership, unless the partnership agreement provides otherwise. As described in the enclosed Proxy Statement, the Partnership's Partnership Agreement is silent on this matter and not all of the General Partners are recommending the proposed transaction. The Limited Partners are, therefore, being asked to adopt an amendment to the Partnership Agreement to allow the vote of the Limited Partners owning a majority of the Units to determine the outcome of the transaction without a vote of the General Partners. Failure to approve this amendment would likely preclude the consummation of the transaction even if the transaction were approved by the Limited Partners holding a majority of the Units.


     The Corporate General Partner on behalf of the Partnership is soliciting your proxy in connection with the transaction and the amendment. Included with this letter is a Notice of Special Meeting of the Limited Partners to be held September __, 1996, at 9:00 a.m., local time, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, for the purpose of considering and voting on the transaction and the amendment. Also enclosed herewith is a Proxy Statement dated August __, 1996, which contains information relating to the proposed transaction and the amendment, together with a proxy card which authorizes Jerome J. Brault, the Managing General Partner, to vote your Units with respect to the transaction and the amendment at the special meeting of the Limited Partners and any adjournment thereof. The Limited Partners who hold Units of record on the books of the Partnership at the close of business on _________________, 1996, are entitled to notice of, and to vote at, the special meeting or any adjournments thereof. There are no quorum requirements with respect to the special meeting of the Limited Partners (the "Special Meeting"), however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting neither the transaction nor the amendment can be approved.


     Regardless of whether you expect to be present in person at the Special Meeting, please complete and promptly return the enclosed proxy card in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-9323 or (214) 999-9348 so that your Units may be represented and voted. A proxy may be revoked at any time prior to its exercise by submitting a revocation or a later-dated proxy to the Partnership's Information Agent, The Herman Group, Inc. or by attending the Special Meeting and voting in person. Proxies properly executed and returned, and not revoked, will be voted in accordance with instructions as indicated thereon.


     As both the transaction and the amendment require the approval of the Limited Partners holding a majority of the Units, failure to return a proxy in a timely manner or to vote at the Special Meeting will have the same effect as a vote "AGAINST" the transaction and "AGAINST" the amendment. Likewise, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the transaction and "AGAINST" the amendment. Any proxy cards which are returned and on which a choice is not indicated will be voted "FOR" the transaction and "FOR" the amendment. In view of the importance of the Special Meeting, it is requested that you sign, mark and return the enclosed proxy card in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-9323 or (214) 999-9348 no later than September __, 1996. When voting your proxy by facsimile, both sides of the proxy card must be transmitted.

     The transaction is one of a series of related transactions whereby the purchaser seeks to acquire the assets of the Partnership and the assets of certain affiliates of the Partnership. The approval of the limited partners holding a majority in interest of each such limited partnership is a condition to the effectiveness of the transaction, which condition may be waived by the purchaser.

     Cezar M. Froelich, one of the general partners of the Partnership gave notice of his intent to resign as an individual General Partner of the Partnership on May 23, 1996. Pursuant to the terms of the Partnership Agreement, Mr. Froelich's resignation will become effective on the 90th day following notice to the Limited Partners, which notice was dated June 20, 1996.

     Questions and requests for assistance may be directed to the Partnership's Information Agent, The Herman Group, Inc. at
(800) 992-6145.

                              Very truly yours,

                              BRAUVIN REALTY ADVISORS II, INC.,
                              Corporate General Partner

                              By:________________________________
                              Title: ____________________________

                              ___________________________________
                              Jerome J. Brault, Managing General
                              Partner

     JEROME J. BRAULT, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP AND BRAUVIN REALTY ADVISORS II, INC., THE CORPORATE GENERAL PARTNER OF THE PARTNERSHIP, WHICH IS CONTROLLED BY
MR. BRAULT, HAVE DETERMINED THAT THE TRANSACTION AND THE AMENDMENT ARE FAIR AND REASONABLE TO THE LIMITED PARTNERS AND, THEREFORE, RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" THE TRANSACTION AND "FOR" THE AMENDMENT. HOWEVER, THE SUCH GENERAL PARTNERS ARE SUBJECT TO CERTAIN CONFLICTS OF INTEREST WITH RESPECT TO THE TRANSACTION. CEZAR M. FROELICH AND DAVID M. STROSBERG, TWO OF THE INDIVIDUAL GENERAL PARTNERS, ARE NOT RECOMMENDING THE TRANSACTION SINCE THEY BELIEVE THAT THE MOST ADVANTAGEOUS METHODOLOGY FOR DETERMINING A FAIR PRICE FOR THE ASSETS WOULD BE TO SEEK THIRD-PARTY OFFERS THROUGH AN ARM'S-LENGTH BIDDING PROCESS.

        NOTICE OF SPECIAL MEETING OF THE LIMITED PARTNERS OF
                 BRAUVIN HIGH YIELD FUND L.P. II

                To be Held September __, 1996



To the Limited Partners
of Brauvin High Yield Fund L.P. II:


     NOTICE IS HEREBY GIVEN, that a special meeting (the "Special Meeting") of the Limited Partners of Brauvin High Yield Fund L.P. II, a Delaware limited partnership (the "Partnership") will be held at the offices of the Partnership, 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 on ______, September __, 1996, at 9:00 a.m. local time, for the following purposes:


     1. To approve the merger of the Partnership with and into Brauvin Real Estate Funds L.L.C., a Delaware limited liability company (the "Purchaser"), the effect of which will be that each Limited Partner will receive approximately $779.22 per Unit in cash, after taking into account all estimated adjustments, for their partnership interests. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The Purchaser is affiliated with Mr. Jerome J. Brault and Brauvin Realty Advisors II, Inc., two of the general partners of the Partnership. Because the merger will result in a transfer of the Partnership's assets to an affiliate of these general partners, by approving the merger, the Limited Partners are automatically approving an amendment of the Partnership's Restated Limited Partnership Agreement, as amended, allowing the Partnership to sell property to affiliates.

     2. To adopt an amendment to the Partnership's Restated Limited Partnership Agreement, as amended, which will allow the majority vote of the Limited Partners to determine the outcome of the merger without the vote of the General Partners. Upon approval of the amendment the vote of the Limited Partners holding a majority of the Units will be the only vote necessary to approve this transaction. Failure to approve this amendment would likely preclude the consummation of the merger even if the merger were approved by the Limited Partners holding a majority of the Units.

     3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Information concerning the matters to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

     JEROME J. BRAULT, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP (THE "MANAGING GENERAL PARTNER"), AND BRAUVIN REALTY ADVISORS II, INC., THE CORPORATE GENERAL PARTNER OF THE PARTNERSHIP (THE "CORPORATE GENERAL PARTNER" AND WITH THE MANAGING GENERAL PARTNER, THE "OPERATING GENERAL PARTNERS"), WHICH IS CONTROLLED BY MR. BRAULT, HAVE DETERMINED THAT THE TRANSACTION AND THE AMENDMENT ARE FAIR AND REASONABLE TO THE LIMITED PARTNERS AND, THEREFORE, RECOMMEND THAT THE LIMITED PARTNERS VOTE "FOR" THE TRANSACTION AND "FOR" THE AMENDMENT. HOWEVER, THE OPERATING GENERAL PARTNERS ARE SUBJECT TO CERTAIN CONFLICTS OF INTEREST WITH RESPECT TO THE TRANSACTION. CEZAR M. FROELICH AND DAVID M. STROSBERG, TWO OF THE INDIVIDUAL GENERAL PARTNERS, ARE NOT RECOMMENDING THE TRANSACTION SINCE THEY BELIEVE THAT THE MOST ADVANTAGEOUS METHODOLOGY FOR DETERMINING A FAIR PRICE FOR THE ASSETS WOULD BE TO SEEK THIRD-PARTY OFFERS THROUGH AN ARM'S-LENGTH BIDDING PROCESS.

     You are invited to attend the Special Meeting. Even if you intend to attend the Special Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed, postage-prepaid envelope or by facsimile to
(214) 999-9323 or (214) 999-9348.  When voting your proxy by facsimile, both sides of the proxy card must be transmitted. If you attend the Special Meeting, you may, if you wish, vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

     The close of business on _________, 1996 has been fixed as the record date for determination of the Limited Partners entitled to notice of and to vote at the Special Meeting. There are no quorum requirements with respect to the Special Meeting, however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting neither the Transaction nor the amendment can be approved.

                                   BRAUVIN REALTY ADVISORS II,
                                   INC., Corporate General
                                   Partner


                                   By:___________________________
                                   Title:________________________


                                   ______________________________
                                   Jerome J. Brault, Managing
                                   General Partner



Chicago, Illinois
August __, 1996


     YOUR VOTE IS VERY IMPORTANT. IN ORDER TO ENSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE OR BY FACSIMILE TO (214) 999-9323 OR (214) 993-9348.
WHEN VOTING YOUR PROXY BY FACSIMILE, BOTH SIDES OF THE PROXY CARD MUST BE TRANSMITTED. FAILURE TO RETURN A PROXY CARD, ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL EACH BE THE SAME AS A VOTE "AGAINST" THE TRANSACTION AND "AGAINST" THE AMENDMENT. ANY PROXY CARDS ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED "FOR" THE TRANSACTION AND "FOR" THE AMENDMENT.

                       BRAUVIN HIGH YIELD FUND L.P. II
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606

                         PROXY STATEMENT

         For the Special Meeting of the Limited Partners
                To be Held September __, 1996


     This proxy statement (the "Proxy Statement") and the enclosed proxy card are being first mailed to the beneficial owners of the limited partnership interests (the "Limited Partners") of Brauvin High Yield Fund L.P. II, a Delaware limited partnership (the "Partnership") on or about August __, 1996 by the Corporate General Partner, as hereinafter defined, on behalf of the Partnership to solicit proxies for use at a special meeting of the Limited Partners (the "Special Meeting") to be held at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606 on ______, September __, 1996 at 9:00 a.m., local time, or at such other place and time to which the Special Meeting may be adjourned.


     The purpose of the Special Meeting is to consider the approval of a merger (the "Merger") of the Partnership with and into Brauvin Real Estate Funds L.L.C., a Delaware limited liability company (the "Purchaser") that is affiliated with the Operating General Partners, as hereinafter defined. Because the Merger will result in a transfer of the Partnership's assets to an affiliate of these general partners of the Partnership, by approving the Merger, the Limited Partners are automatically approving an amendment of the Partnership Agreement, as hereinafter defined, allowing the Partnership to sell or lease property to affiliates (this amendment, together with the Merger shall be referred to herein as the "Transaction"). The terms of the Merger are set forth in an Agreement and Plan of Merger dated as of June 14, 1996 by and among the Purchaser and the Partnership, Brauvin High Yield Fund L.P. and Brauvin Income Plus L.P. III (the "Merger Agreement"). Promptly upon consummation of the Transaction, the Partnership will be merged with and into the Purchaser through a merger of its partnership interests, the Partnership will cease to exist and the Purchaser, as the surviving entity, will succeed to all of the assets and liabilities of the Partnership. As a result of the Merger, all



     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

of the outstanding units of limited partnership interest of the Partnership (each a "Unit" and collectively, the "Units") will be redeemed by the Purchaser for approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. This redemption price is based on the fair market value of the properties of the Partnership (the "Assets") which has been determined by an independent appraiser to be $30,183,300, or $748.09 per Unit (which amount is not subject to adjustment), plus all remaining cash of the Partnership as of the effective time of the Merger (the "Effective Time"), less earnings of the Partnership after July 31, 1996, less the Partnership's actual costs incurred and accrued through the Effective Time, including reasonable reserves in connection with: (i) the proxy solicitation; (ii) the Transaction (as detailed in the Merger Agreement); and (iii) winding up of the Partnership, including preparation of the final audit, tax return and K-1s (collectively, the "Transaction Costs") and less all other Partnership obligations, which amount is currently anticipated to be $27.36 per Unit. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The general partners of the Partnership (the "General Partners") will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. However, the Transaction is subject to certain conflicts of interest, as described herein, including the fact that Mr. Jerome J. Brault, the Managing General Partner of the Partnership (the "Managing General Partner") and an executive officer and the director of Brauvin Realty Advisors II, Inc., the Corporate General Partner of the Partnership (the "Corporate General Partner") and his son, James L. Brault, an executive officer of the Corporate General Partner, have a minority ownership interest in the Purchaser. Cezar M. Froelich and David M. Strosberg, two of the individual General Partners have no affiliation with the Purchaser.

     The affirmative vote of the Limited Partners holding a majority of the Units (in excess of 50%) is necessary to approve the Transaction. In addition, the Delaware Revised Uniform Limited Partnership Act (the "Act") provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. Because the Restated Limited Partnership Agreement of the Partnership, as amended (the "Partnership Agreement") is silent on this matter and because not all of the General Partners are recommending the Transaction, the Limited Partners are also being asked to adopt an amendment (the "Amendment") to the Partnership Agreement which provides that the vote of the General Partners is not required to approve the Transaction. The affirmative vote of the Limited Partners holding a majority of the Units is necessary to approve the Amendment. Upon approval of the Amendment, the vote of the Limited Partners holding a majority of the Units will be the only vote necessary to approve the Transaction. There are no quorum requirements with respect to the Special Meeting, however, if the Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the meeting neither the Transaction nor the Amendment can be approved. Neither the Act nor the Partnership Agreement provide the Limited Partners not voting in favor of the Transaction or the Amendment with dissenters' appraisal rights.

     The close of business on ________________, 1996 has been established as the record date (the "Record Date") for determining the Limited Partners entitled to notice of, and to direct the vote of the Units at the Special Meeting. As of the Record Date, the Partnership had outstanding and entitled to vote 40,347 Units, held of record by 2,642 Limited Partners. Each Unit entitles the holder to one vote on each matter submitted to a vote of the Limited Partners.

     All duly executed proxy cards received from the Limited Partners prior to the Special Meeting will be voted in accordance with the choices specified thereon. If a duly executed proxy card does not specify a choice, the Units represented thereby will be voted "FOR" the Transaction and "FOR" the Amendment. A Limited Partner who gives a proxy may revoke it at any time before it is voted at the Special Meeting, as described herein.


     The accompanying proxy is solicited by the Corporate General Partner on behalf of the Partnership to be voted at the Special Meeting. The Partnership's principal executive offices are located at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 and its telephone number is (312) 443-0922. The Partnership has engaged The Herman Group, Inc. to act as Information Agent in connection with the proxy solicitation process. In addition to the original solicitation by mail, proxies may be solicited by telephone, telegraph or in person. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Partnership.

     The Partnership is a Delaware limited partnership formed on May 3, 1988. The Partnership's Commission file number is 0-17556. The General Partners are the Corporate General Partner, the Managing General Partner, Cezar M. Froelich and David M. Strosberg. Mr. Froelich gave notice of his intent to resign as an individual General Partner of the Partnership on May 23, 1996. Pursuant to the terms of the Partnership Agreement, Mr. Froelich's resignation will become effective on the 90th day following notice to the Limited Partners, which notice was dated June 20, 1996. Mr. Strosberg has indicated his intent to resign as an individual General Partner subsequent to approval of the Transaction by the Limited Partners. The Corporate General Partner and the Managing General Partner are collectively referred to herein as the "Operating General Partners."


                             SUMMARY

     Set forth below is a summary of certain information contained elsewhere in this Proxy Statement. It is not intended to be a complete description of those matters which it covers and much of the information contained in this Proxy Statement is not covered by this Summary. The information contained in this Summary is qualified by the more complete information contained elsewhere in this Proxy Statement or incorporated by reference into this Proxy Statement. All Limited Partners are urged to read this Proxy Statement in its entirety.

The Transaction

     Pursuant to the terms of the Merger Agreement, the Partnership proposes to merge with and into the Purchaser through a merger of its partnership interests. Promptly upon consummation of the Transaction, the Partnership will cease to exist and the Purchaser, as the surviving entity, will succeed to all of the Assets and liabilities of the Partnership. As a result of the Merger, the interests of the Limited Partners in the Partnership will be redeemed for approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. This redemption price is based on the fair market value of the Assets which has been determined by an independent appraiser to be $30,183,300, or $748.09 per Unit (which amount is not subject to adjustment), as of April 1, 1996, plus all remaining cash of the Partnership as of the Effective Time, less earnings of the Partnership after July 31, 1996, less the Transaction Costs and less all other Partnership obligations, which amount is currently anticipated to be $27.36 per Unit. Thus, the actual redemption price will be subject to adjustment based upon changes in these costs and expenses prior to the Effective Time. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. The independent appraiser has also delivered an opinion that the Transaction is fair to the Limited Partners from a financial point of view. The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. However, the Transaction is subject to certain conflicts of interest as described herein, including the fact that the Managing General Partner and his son, James L. Brault (collectively, the "Braults") have a minority ownership interest in the Purchaser. Messrs. Froelich and Strosberg have no affiliation with the Purchaser. See "Terms of the Transaction - The Merger Agreement," "Terms of the Transaction - Determination of Redemption Price" and "Conflicts of Interest."

Related Transactions

     The Transaction is one of a series of related transactions whereby the Purchaser seeks to acquire the Assets of the Partnership and the assets, through purchase or merger, of the Affiliated Limited Partnerships (as hereinafter defined). The approval of a majority in interest of the limited partners of each of the Affiliated Limited Partnerships to their respective Affiliated Transactions, as hereinafter defined, is a condition to the effectiveness of the Transaction, which condition may be waived by the Purchaser. See "Terms of the Transaction - Related Transactions."

Amendment to the Partnership Agreement

     Consummation of the Transaction is subject to approval by the Limited Partners holding a majority of the Units (in excess of 50%). In addition, the Act provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. Because the Partnership Agreement is silent on this matter and because not all of the General Partners are recommending the Transaction, the Limited Partners are being asked to adopt the Amendment, which allows the vote of the Limited Partners owning a majority of the Units to determine the outcome of the Transaction without a vote of the General Partners. Upon approval of the Amendment the vote of the Limited Partners holding a majority of the Units will be the only vote necessary to approve the Transaction. Failure to approve the Amendment would likely preclude the consummation of the Merger even if the Merger were approved by the Limited Partners holding a majority of the Units.

The Special Meeting; Votes Required

     A Special Meeting of the Limited Partners will be held on September __, 1996, to consider and vote upon the Transaction and the Amendment. It is a condition to the closing of the Transaction that the Limited Partners holding a majority of the Units (in excess of 50%) approve both the Transaction and the Amendment. The Corporate General Partner on behalf of the Partnership is soliciting proxies from the Limited Partners to be used at the Special Meeting and any adjournments thereof. See "Special Meeting of the Limited Partners."

Purpose of and Reasons for the Transaction

     As part of the Operating General Partners' continuing effort to fulfill their fiduciary responsibility to the Limited Partners by enhancing the value of the Limited Partners' investment in the Units, the Operating General Partners continually consider various strategies and alternatives available to the Partnership. One such strategy is the sale or disposition of some or all of the Assets. See "Special Factors - Alternatives to the Transaction."


     In connection with the Affiliated Transactions, as described below under "Terms of the Transaction - Related Transactions," the Purchaser has presented the Partnership with the Transaction. The considerations of the Purchaser in presenting the Transaction are described below under "Special Factors - Purpose and Reasons for the Transaction - Actions Resulting in the Transaction and Mitigation of Conflicts". If the Transaction and the Amendment are approved by the Limited Partners and certain other conditions are met, the Transaction will be consummated, the Partnership will cease to exist and the Units will be redeemed entirely for approximately $779.22 per Unit in cash after taking into account all estimated adjustments and the Assets will be owned by the Purchaser. Consummation of the Transaction will result in the transfer of the fair market value of the Assets to the Limited Partners on an all cash basis through a structure which eliminates virtually all post-closing liabilities and risks associated with ownership of the Assets and investment in the Units. This structure allows the Limited Partners to liquidate, on an all cash basis, their illiquid investment in their Units, which cash can then be invested in alternative investments.


     The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because: (i) the structure of the Transaction as a merger, whereby all of the Assets and the liabilities of the Partnership are transferred to the Purchaser, eliminates the need for the Partnership to continue operations with the less salable or valuable properties; (ii) the Merger will be consummated on an all cash basis at a redemption price which includes the fair market value of the Assets; (iii) the fact that the Transaction will be effected with minimal representations and warranties by the Partnership, thereby eliminating the need to escrow funds; and (iv) the Transaction is structured such that costs are estimated to equal approximately
1 1/2% of the total value of the Transaction, which the Operating General Partners believe to be below industry standards for a transaction of this size. Although the Transaction is not without risks, as described below under the section entitled "Special Factors - Purpose of and Reasons for the Transaction - Disadvantages and Risks of the Transactions," the Operating General Partners believe that, given the favorable terms of the Transaction, it is their fiduciary responsibility to present the Transaction to the Limited Partners for their approval and to recommend the transaction.


     The considerations which resulted in the determination to present the Transaction and the Amendment to the Limited Partners and to recommend the Transaction and the Amendment are described below in the section entitled "Special Factors - Purpose of and Reasons for the Transaction."

Effects of the Transaction


     If the Transaction and the Amendment are approved and the remaining conditions to the Transaction are met or waived, the Merger will be effected and in connection therewith, the Assets and liabilities of the Partnership will be transferred to the Purchaser as the surviving entity in the Merger, the Partnership will cease to exist and the Units of the Limited Partners will be redeemed for approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited. Thereafter, Limited Partners will cease to be owners of the Partnership and will no longer bear the costs or benefits associated with such ownership. See "Special Factors - Effects of the Transaction," "Special Factors - Purpose of and Reasons for the Transaction - Costs and Risks Associated with Continued Ownership" and "Special Factors - Purpose of and Reasons for the Transaction - Benefits of the Transaction."

     The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. However, the Braults have a minority ownership interest in the Purchaser, which will own the Assets following the consummation of the Transaction. In addition, each of Brauvin Management Company and Brauvin Financial, Inc., corporations owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $55,140 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction.

     If the Transaction is not consummated, there can be no assurance as to whether any future liquidation or disposition of the Assets, either in whole or in part, will occur or on what terms they might occur. However, if not approved, the Operating General Partners will continue to operate the Partnership in accordance with the terms of the Partnership Agreement and in fulfillment of their fiduciary duties, including the review of any third-party offers to purchase any or all of the Assets, in an effort to enhance the Partnership's value on behalf of the Limited Partners. In addition, the Operating General Partners will continue to evaluate the various alternatives to the Transaction, as described under the heading "Special Factors -
Alternatives to the Transaction" below.   Such alternatives
include: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; and (iv) solicitation of third-party bids. The Operating General Partners have concluded that such options are not in the best interest of the Limited Partners at this time, particularly in light of the Purchaser's offer. The Operating General Partners do not intend to actively solicit bids for the Assets in the immediate future.

Valuation of the Assets; Fairness Opinion


     The Valuation Advisory Services Group of Cushman & Wakefield of Illinois, Inc. ("Cushman & Wakefield"), was engaged by the Partnership to prepare an appraisal of the Assets. Cushman & Wakefield is part of a national network of affiliated full service real estate companies providing brokerage, management, consulting and valuation services in the United States. Cushman & Wakefield valued the Assets at $30,183,300, which is the total cash consideration to be paid by the Purchaser for the Assets in connection with the Transaction. See "Special Factors - Valuation of the Assets; Fairness Opinion."


     Cushman & Wakefield was subsequently engaged to provide an opinion as to the fairness of the Transaction to the Limited Partners from a financial point of view (the "Fairness Opinion"). In its Fairness Opinion, dated August 9, 1996, Cushman & Wakefield advised the Partnership through the Corporate General Partner, that in its opinion, the price per Unit reflected in the Transaction is fair, from a financial point of view, to the Limited Partners. In addition, in its opinion Cushman & Wakefield stated that the determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the Properties, the price reflected in the Transaction is believed by Cushman & Wakefield to be reasonable. The discussion herein of the Fairness Opinion is qualified in its entirety by reference to the section entitled "Special Factors - Valuation of the Assets; Fairness Opinion" below and to the text of such Fairness Opinion, a copy of which is attached hereto as Annex II. The Fairness Opinion will not be updated by Cushman & Wakefield unless there is a material change relating to the Assets, a material change to the terms of the Transaction or the receipt of any third-party offers.

Recommendations of the General Partners


     The Operating General Partners have determined that the terms of the Transaction are fair to the Limited Partners and, therefore, recommend that the Limited Partners vote "FOR" the Transaction and "FOR" the Amendment. The recommendations of the Operating General Partners are, however, subject to conflicts of interest as described herein. The Operating General Partners' determination of fairness was based on the following factors. See "Special Factors - Recommendations of the General Partners" for a more detailed discussion of the following factors.


     Factors in Favor of the Transaction


     In determining the fairness of the Transaction, the Operating General Partners considered the following factors which weighed in favor of the Transaction: (i) use of an independent appraiser's valuation of the Assets as a basis for the redemption price; (ii) the structure of the transaction as a merger, whereby all of the Assets and the liabilities of the Partnership are transferred to the Purchaser, thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties; (iii) avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $900,000 to $1,800,000 in the aggregate; (iv) the willingness of the Purchaser to effect an all cash transaction; (v) the Fairness Opinion rendered in connection with the Transaction; (vi) the fact that the Partnership is approaching the end of the originally anticipated holding period for the Assets; (vii) the fact that the Transaction will be effected with minimal representations and warranties by the Partnership, thereby eliminating the need to escrow funds; (viii) the flexibility granted to the Operating General Partners in the Merger Agreement to pursue subsequent offers that can produce a better return to the Limited Partners; (ix) the fact that a majority in interest of the Limited Partners (in excess of 50%) is required to approve the Transaction; (x) the average lease term of the Assets and other risks associated with continuing to own the Assets;
(xi) the high cost of operating a publicly-held entity; (xii) the lack of an established trading market for the Units; (xiii) the comparison of the per Unit redemption price to current and historical market prices; (xiv) the expressed desire of certain Limited Partners to have their investment in the Partnership liquidated; and (xv) the Operating General Partners' industry knowledge regarding the marketability of properties with lease terms similar to the Assets.


     Factors Against the Transaction


     In determining the fairness of the Transaction, the Operating General Partners also considered the following factors which weighed against the Transaction: (i) the affiliated nature of the Transaction and other conflicts of interest; (ii) that there can be no assurance that the cash redemption price received by the Limited Partners in connection with the Transaction can be invested in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership; (iii) that the Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value; (iv) that there can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future; and (v) that the Limited Partners may incur certain tax liabilities as a result of the Transaction. Messrs. Froelich and Strosberg are not recommending the Transaction since they believe that the most advantageous methodology for determining a fair price for the Assets would be to seek third-party offers through an arm's-length bidding process.

Conflicts of Interest

     The Transaction is subject to certain conflicts of interest as more fully described under the heading "Conflicts of Interest"
below.   Such conflicts include:  (i) that the Operating General
Partners are affiliated with the Purchaser, due to the minority ownership interest of the Braults in such entity and, therefore, they have an indirect economic interest in consummating the Transaction that may be considered to be in conflict with the economic interests of the Limited Partners; (ii) that each of Brauvin Management Company and Brauvin Financial, Inc., which are owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $55,140 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction; and (iii) that the General Partners have been granted certain indemnification rights by each of the Partnership and the Purchaser.


                         SPECIAL FACTORS

Purpose of and Reasons for the Transaction


     As part of the Operating General Partners' continuing effort to fulfill their fiduciary responsibility to the Limited Partners by enhancing the value of the Limited Partners' investment in the Units, the Operating General Partners continually consider various strategies and alternatives available to the Partnership. One such strategy is the sale or disposition of some or all of the Assets. For a discussion of these various strategies and alternatives see the section entitled "Special Factors - Alternatives to the Transaction" below.


     In connection with the Affiliated Transactions, as described below under "Terms of the Transaction - Related Transactions," the Purchaser has presented the Partnership with the Transaction. The Considerations of the Purchaser in presenting the Transaction are described below under "Actions Resulting in the Transaction; Mitigation of Conflicts." If the Transaction and the Amendment are approved by the Limited Partners and certain other conditions are met, the Transaction will be consummated, the Partnership will cease to exist and the Units will be redeemed entirely for approximately $779.22 per Unit in cash after taking into account all estimated adjustments and the Assets will be owned by the Purchaser. Consummation of the Transaction will result in the transfer of the fair market value of the Assets to the Limited Partners on an all cash basis through a structure which eliminates virtually all post-closing liabilities and risks associated with ownership of the Assets and investment in the Units. This structure allows the Limited Partners to liquidate, on an all cash basis, their illiquid investment in their Units, which cash can then be invested in alternative investments.


     The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because: (i) the structure of the Transaction as a merger, whereby all of the Assets and the liabilities of the Partnership are transferred to the Purchaser, eliminates the need for the Partnership to continue operations with the less salable or valuable properties; (ii) the Merger will be consummated on an all cash basis at a redemption price which includes the fair market value of the Assets; (iii) the fact that the Transaction will be effected with minimal representations and warranties by the Partnership, thereby eliminating the need to escrow funds; and (iv) the Transaction is structured such that costs are estimated to equal approximately
1 1/2% of the total value of the Transaction, which the Operating General Partners believe to be below industry standards for a transaction of this size. Although the Transaction is not without risks, as described below under the section entitled "Special Factors - Purpose of and Reasons for the Transaction - Disadvantages and Risks of the Transactions," the Operating General Partners believe that, given the favorable terms of the Transaction, it is their fiduciary responsibility to present the Transaction to the Limited Partners for their approval and to recommend the transaction.

     The terms of the Transaction were viewed by the Purchaser to be favorable in part because: (i) the Merger price is based on the fair market value of the Assets; (ii) total Transaction Costs are believed to be below industry standards for a transaction of this size; (iii) as a non-public entity, the Purchaser will not be required to incur certain significant annual costs of compliance with the Federal securities laws; and (iv) as a result of the Brault's affiliation with the Purchaser, the Purchaser has knowledge regarding the Assets and thus was willing to effect a merger of the Partnership with and into the Purchaser, thereby assuming all of the Assets and liabilities of the Partnership.


     The considerations which resulted in the determination to present the Transaction to the Limited Partners and to recommend the Transaction are described in more detail below.

     Background and Operational History of the Partnership

     The Partnership is a Delaware limited partnership organized on May 3, 1988 to raise funds from investors to acquire debt-free ownership of existing, free-standing, income-producing retail, office or industrial real properties predominantly all of which will involve triple-net leases. The Partnership completed its public offering on September 30, 1989 and raised a total of $38,923,000. As of December 31, 1995, the Partnership had also raised an additional $3,914,384 through its distribution reinvestment plan. As of the date hereof, the Partnership owns the land and buildings underlying 28 properties as well as a 51% interest in a Scandinavian Health Spa and a 99% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants. See "Certain Information about the Partnership, Its General Partners and their Affiliates - Description of the Assets." All of the properties of the Partnership are under lease.

     Cash distributions to Limited Partners for 1995, 1994 and 1993 were $3,582,492, $3,478,020 and $3,569,741, respectively.
Because of the decision to present the Transaction to the Limited Partners, the Operating General Partners have determined that no further distributions of operating cash flow will be made by the Partnership to the Limited Partners prior to consummation or termination of the Transaction. The Operating General Partners have also determined that the Partnership will not repurchase Units from Limited Partners during this period. See "Certain Information About the Partnership, Its General Partners and their Affiliates - Distributions."

     The Partnership is the second of a series of affiliated limited partnerships formed to acquire similar properties. The Partnership's Prospectus dated June 17, 1988 (the "Prospectus") states that the anticipated holding period for the Partnership's properties is no more than seven to ten years. The properties acquired by the Partnership are therefore nearing the end of their anticipated holding periods. Except for Brauvin Corporate Lease Program IV L.P., the properties acquired by the Affiliated Limited Partnerships are near the end of the period in which it was anticipated that such properties would be sold. As a result, the Operating General Partners began investigating options for the liquidation of the properties held by the Partnership and the Affiliated Limited Partnerships.

     Actions Resulting in the Transaction; Mitigation of
     Conflicts

     Over the past few years, in an attempt to enhance Limited Partner value with respect to the Units, the Operating General Partners approached several investment banking firms regarding various strategies and alternatives available to the Partnership, including the liquidation of the Assets and return the proceeds from such liquidation to the Limited Partners. Although numerous meetings were held with representatives from such investment banks, no viable value enhancement scenarios were formulated. During the past several months the Operating General Partners increased their activity with respect to formulating a liquidation strategy, as the Partnership is at the end of the anticipated holding period of seven to ten years for its properties. As a result of recent conversations with persons familiar with the triple-net lease industry, it was determined that the rapidly approaching termination dates for many of the leases governing the Partnership's properties caused such properties to fall outside of the acquisition parameters and standards of several organizations interested in acquiring a portfolio of triple-net lease properties and thus limited the salability of the Partnership's portfolio. As a result of the Operating General Partners consideration of an exit strategy, the Braults began to actively pursue the possibility of acquiring the Assets from the Partnership. In attempting to obtain the necessary financing to effect this purchase, the Braults met with various third-party debt and equity sources who negotiated and structured the terms of the Transaction on behalf of the Purchaser so as to allow the Purchaser to consummate the Transaction on an all cash basis. In connection with the negotiation of the financing arrangements, the terms of the Transaction and the ownership structure of the Purchaser, each party, including the Purchaser, the Partnership, the debt and equity participants and the General Partners, were represented by separate professionals experienced in transactions of this type. The retention of such professionals was deemed to be important in order to mitigate the potential conflicts of interest inherent in the Transaction. The redemption price was based on the independent appraisal of Cushman & Wakefield, who was retained by the Partnership in connection with the Partnership's annual valuation of the Assets, prior to any discussions of the Transaction with Cushman & Wakefield and the terms of the Transaction were negotiated with the assistance of counsel to the Purchaser and counsel to the Partnership. In addition, Cushman & Wakefield was retained to provide an opinion that the Transaction is fair to the Limited Partners from a financial point of view.

     Prospects of the Partnership


     Pursuant to the terms of the Merger Agreement, the Purchaser has agreed to pay approximately $779.22 per Unit in cash, after taking into account all estimated adjustments, in connection with the Transaction. The redemption price is based upon the fair market value of the Assets as determined by Cushman & Wakefield. Due to the relatively fixed nature of the lease payments generated by the Assets and the remaining lease terms, the fair market value may not increase over the foreseeable future. To date, the Partnership has not been presented with any firm offers for the purchase of the Assets, although it has received and pursued a few expressions of interest from third parties. One such expression of interest was for all of the Assets (together with the assets of the Affiliated Limited Partnerships) but at an aggregate purchase price lower than that proposed by the Purchaser, with higher transaction costs and other factors, such as a lack of management ability, that led the Operating General Partners to believe that this transaction would not be better for the Limited Partners or the limited partners of the Affiliated Limited Partnerships. However, the Operating General Partners did pursue this possible transaction long enough to cause an increase in the price of this possible offer by approximately 6% from the initial price. Another expression of interest was for only certain of the Assets, which would result in an overall lesser return to the Limited Partners and the need to continue to operate the Partnership and the Affiliated Limited Partnerships and thus the proposal was not pursued.


     Although the Partnership has not received any additional expressions of interest as a result of the proxy solicitation process, Brauvin Income Plus L.P. III and Brauvin Corporate Lease Program IV L.P., two of the Affiliated Limited Partnerships, have respectively received an expression of interest and an offer from an experienced owner of properties similar to those owned by the Affiliated Limited Partnerships, as a result of their respective proxy solicitation processes. The third-party offer received by Brauvin Corporate Lease Program IV L.P. was rejected as it was determined not to be as favorable as the Purchaser's offer.
Mr. Froelich and Mr. Strosberg believe that the Partnership should actively seek third-party offers through an arm's-length bidding process to establish a fair price for the Assets. In this regard, the Partnership has made, and will continue during the pendency of the proxy solicitation process to make, all pertinent information pertaining to the Partnership and the Assets available to other potential purchasers who have the financial ability to acquire the Assets on an all cash basis. If the Transaction is not approved, there can be no assurance as to whether any future liquidation or disposition of the Assets will occur or on what terms they might occur. Despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurance that a better offer for the acquisition of the Assets may not be available.



     Risks and Related Costs Associated with Continued Ownership of the Assets

     The average remaining lease term for the Assets is 8.1 years. The longer the Assets are held by the Partnership, the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal. Because many of the Partnership's properties were designed for a particular type of operation, lease default or non-renewal could result in the need for substantial capital improvements or remodeling to attract new tenants. Eventually the Partnership will be required to reserve against such risks. Lease defaults and non-renewals, as well as reserves against such risks will eventually result in lower distributions to the Limited Partners.

     The Partnership incurs general and administrative costs related to its status as a public reporting entity under the Federal securities laws. The costs of preparing reports such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the expenses of printing and mailing these materials can be significant. The Partnership incurs significant legal and accounting fees in complying with the Federal securities laws. Over the past two years, the Partnership has spent approximately $161,125 and $170,956, respectively on partnership administration expense, and legal, accounting and tax advisory fees necessitated by the on-going Federal securities law compliance. If the Partnership were not a publicly-held entity, many of these costs could be eliminated, although such cost savings would not be of benefit to the Limited Partners.

     There is no established trading market for the Units. As a result, the Limited Partners and the Partnership incur all of the costs associated with public-entity status, but have little of the benefits. Since the Units are not readily transferable, the Limited Partners are essentially locked into their investment in the Units.

     Benefits of the Transaction


     As a result of the Transaction, the Limited Partners will receive approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. Such proceeds can then be reinvested by the Limited Partners in other investments that could possibly yield a higher return than the investment in the Partnership. The terms of the Transaction are viewed by the Operating General Partners to be favorable to the Partnership and the Limited Partners in part because the cost of the Transaction to the Partnership, which is estimated to equal approximately
1 1/2% of the total value of the Transaction, is believed to be below industry standards for a transaction of this size. It is not unusual in similar types of transactions to see investment banking fees or real estate brokers commissions which alone exceed 3% of the value of a transaction. In addition, the structure of the Transaction eliminates the need for the Partnership to reserve or hold back any funds from distribution to the Limited Partners to satisfy any post-closing liabilities.


     Risks of the Transaction

     The Transaction is not without certain potential disadvantages and risks to the Limited Partners. Such disadvantages and risks include the fact that: (i) there can be no assurance that the cash redemption price received by the Limited Partners in connection with the Transaction can be invested in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership; (ii) the Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value; (iii) despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future; and (iv) the Limited Partners may incur certain tax liabilities as a result of the Transaction. Notwithstanding the foregoing, the Operating General Partners concluded that, as with any investment, such potential disadvantages and risks are speculative, are unable to be quantified and do not outweigh the benefits of the Transaction.

Alternatives to the Transaction

     The Operating General Partners considered several alternatives to the Transaction, including: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; (iv) solicitation of third-party bids; and (v) a sale of the Assets to the Purchaser.

     Continuing to hold the Assets was rejected as the risk from ownership increases the longer the properties are held and thus the value of the Assets becomes less certain. This risk results from the approaching maturity dates for each of the leases of the Assets (which average remaining lease is 8.1 years), the costs of the renegotiation of such leases and the related risk of default or non-renewal. A merger of the Partnership with and into the Purchaser will allow the Limited Partners to avoid such increasing risks. Furthermore, the Partnership's investment in the properties is approaching the outside of its initial estimated holding periods and thus it is the General Partners duty to look to the liquidation of the Assets.

     Individual property sales were rejected as this option would likely result in the Partnership's more salable or valuable properties being sold and the Partnership being forced to retain the less salable or valuable properties. Even if the more salable or valuable properties were sold on an all cash basis comparable to the Transaction, the Partnership would likely be required to retain a substantial portion of the proceeds of such sales to cover the expenses related to ongoing administration of the Partnership. Because the Partnership's administrative costs are relatively fixed, a sale of the more salable or valuable properties would ultimately result in proportionally less cash being available for distribution to the Limited Partners. Furthermore, it is the belief of the Operating General Partners that costs associated with individual sales of the properties would, in the aggregate, be greater than the costs associated with a sale of all of the Assets, due in part to the need to negotiate with multiple parties and the loss of economies of scale. These increased costs would further result in less cash being available for distribution to the Limited Partners. Finally, because the more salable or valuable properties will likely be sold first, risks associated with lease defaults and non-renewals, as well as risks associated with particular markets and industries will increase. Therefore, the sale of the Assets in a single transaction eliminates the need for the Partnership to remain in existence with a smaller, less diverse and more risky portfolio.

     An auction of all of the Assets was also rejected as it is the Operating General Partners belief that real estate auctions (as opposed to a solicitation of third-party bids through the use of investment bankers or real estate brokers) are generally viewed as a sale method of last resort and the typical buyer at such an auction is seeking below market price purchases. An auction of individual assets would result in the same adverse effects as those resulting from sales of individual properties.

     A formal solicitation of third-party bids for the Assets was not undertaken by the Operating General Partners prior to the date the Partnership entered into the Merger Agreement. However, over the past few years the Operating General Partners had approached several investment banking firms regarding various strategies and alternatives available to the Partnership, including the liquidation of the Assets. Although numerous meetings were held with representatives from such investment banking firms, no viable value enhancement scenarios were formulated. Furthermore, after recent conversations with persons familiar with the triple-net lease industry, it was determined that the rapidly approaching termination dates for many of the leases to which the Partnership's properties were subject caused such properties to fall outside of the acquisition parameters and standards of several organizations interested in acquiring a portfolio of triple-net lease properties and thus limited the salability of the Partnership's portfolio. Notwithstanding the fact that the Operating General Partners did not believe that the solicitation of third-party bids would result in a better offer for the Limited Partners, the Operating General Partners required that the terms of the Merger Agreement permit the General Partners to terminate the Transaction at any time should they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Transaction. However, in accordance with the terms of the Merger Agreement, the Partnership will not actively solicit third-party bids. Although there have been a few expressions of interest from potential third-party purchasers generated by the Purchaser's effort to secure financing, as described above, no party has made a firm offer for the Assets. In conjunction with Messrs. Froelich and Strosberg's belief that the solicitation of third-party offers through an arm's-length bidding process would be the most advantageous method for determining a fair price for the Assets, the Partnership continues to make available to prospective purchasers all relevant materials necessary to conduct due diligence with respect to the Assets. Until the Transaction is approved, the General Partners will entertain any offers which can produce a comparable overall return to the Limited Partners. Notwithstanding the foregoing, the Operating General Partners have surveyed the market and have been unable to identify a strategic or financial buyer that would be interested in purchasing the entire portfolio of the Assets, on all cash basis. This is mainly the result of two factors: (i) 63% of the Assets have lease terms which provide the lessees with rights of first refusal on any sale of the Assets, thereby significantly complicating the negotiations or possible offers from third parties; and (ii) the average remaining lease term of 8.1 years makes the Assets less attractive to such purchaser.

     The Purchaser was unwilling to structure the Transaction as a sale of the Assets to the Purchaser, due in part to the additional costs that would be incurred by the Purchaser in connection with such a sale (such as real estate transfer taxes and other transfer related costs).

Effects of the Transaction

     General

     If the Transaction and the Amendment are approved and the remaining conditions to the Transaction are met or waived, the Merger will be effected by filing the Certificate of Merger with the Delaware Secretary of State and in connection therewith the Assets and liabilities of the Partnership will be transferred to the Purchaser as the surviving entity in the Merger and the Partnership will cease to exist. Thereafter, the registration of the Units under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated. Further, following the Transaction, the Partnership will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission (the "Commission"). The Corporate General Partner intends to conclude the Transaction with and into the Purchaser as soon as possible and no later than December 31, 1996.

     Effects on the Limited Partners


     As a result of the Transaction, the Units will be redeemed for approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. This redemption price is based on the fair market value of the Assets which has been determined by Cushman & Wakefield to be $30,183,000, or $748.09 per Unit (which amount is not subject to adjustment), plus cash on hand as of the Effective Time, less earnings of the Partnership after July 31, 1996, less the Transaction Costs and less all other Partnership obligations, which amount is currently anticipated to be $27.36 per Unit. Thus, the actual redemption price will be subject to adjustment based upon changes in these costs and expenses prior to the Effective Time. Although the actual redemption price to be paid to the Limited Partners is not anticipated to vary in any material respect from the estimated redemption price, in the event the actual amount is determined to be materially less than the estimated amount set forth herein, the approval of the Limited Partners will be resolicited.


     Thereafter, the Limited Partners will cease being owners of the Partnership and will no longer bear the costs and risks associated with such ownership. A description of such risks and benefits is set forth above under the heading "Special Factors - Purpose of and Reasons for the Transaction - Disadvantages and Risks Associated with Continued Ownership." However, the Limited Partners will thereafter will assume the risks associated with the consummation of the Transaction. See "Special Factors - Purposes of and Reasons for the Transaction - Disadvantages and Risks of the Transaction" above.

     Effects on the General Partners

     The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. However, the Braults have a minority ownership interest in the Purchaser and thus will become part owners of the Assets following the consummation of the Transaction. In addition, each of Brauvin Management Company and Brauvin Financial, Inc., corporations owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $55,140 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction.


     Effects on the Purchaser

     If the Transaction is approved and the remaining conditions to the Merger are met or waived, the Partnership will be merged with and into the Purchaser in exchange for the redemption price of approximately $779.22 per Unit. In connection with the Merger, the Assets and all of the liabilities of the Partnership will be transferred to the Purchaser. Thereafter, the benefits and risks associated with ownership of the Assets will rest solely with the Purchaser.

     Effects of Failure to Approve the Transaction


     If the Transaction is not consummated, there can be no assurance as to whether any future liquidation or disposition of the Assets, either in whole or in part, will occur or on what terms they might occur. However, if not approved, the Operating General Partners will continue to operate the Partnership in accordance with the terms of the Partnership Agreement and in fulfillment of their fiduciary duties, including the review of any third-party offers to purchase any or all of the Assets, in an effort to enhance the Partnership's value on behalf of the Limited Partners. In addition, the Operating General Partners will continue to evaluate the various alternatives to the Transaction, as described under the heading "Special Factors -
Alternatives to the Transaction" below.   Such alternatives
include: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; and (iv) solicitation of third-party bids. The Operating General Partners have concluded that such options are not in the best interest of the Limited Partners at this time, particularly in light of the Purchaser's offer. The Operating General Partners do not intend to actively solicit bids for the Assets in the immediate future should the Transaction not be consummated.

Valuation of the Assets; Fairness Opinion


     Cushman & Wakefield was engaged by the Partnership on March 15, 1996 to value the Assets pursuant to the Partnership's obligation to provide a valuation of the Units within 120 days after the end of the fiscal year to satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Partnership subsequently engaged Cushman & Wakefield to provide an opinion as to whether the Transaction is fair from a financial point of view. Other than the engagements described herein, and the engagement of Cushman & Wakefield by the Affiliated Limited Partnerships in connection with the Affiliated Transactions, there has been no material relationship between Cushman & Wakefield or its affiliates and the Partnership or its affiliates, nor is any such relationship contemplated.

     Copies of the Valuation and the Fairness Opinion are attached hereto as Annex I and Annex II, respectively.

     Experience of Cushman & Wakefield

     Cushman & Wakefield is part of a national network of affiliated full service real estate companies providing brokerage, management, consulting and valuation services in the United States (the "C&W Affiliated Companies"). The clients of the C&W Affiliated Companies include major commercial and investment banks, Fortune 500 corporations, pension funds, advisory firms and government agencies. The Valuation Advisory Services Group of the C&W Affiliated Companies has 19 branch offices located in various geographic regions of the United States. This large network of professionals provides local expertise in key markets and sub-regions and enables Cushman & Wakefield to effectively handle broad-based, multi-property assignments. Furthermore, the C&W Affiliated Companies valuation network provides a large national database of market information and ensures a consistent methodology for each property valuation. The Operating General Partners considered several appraisal firms but ultimately chose Cushman & Wakefield based upon their expertise and industry leadership.

     Valuation

     Pursuant to its engagement, Cushman & Wakefield reported to the Partnership that the sum of the individual valuations of the Assets was $30,183,000 as of April 1, 1996 (collectively, the "Valuation"). Certain of the assumptions, qualifications and limitations to the Valuation are described below. The summary set forth below does not purport to be a complete description of the analysis employed by Cushman & Wakefield in preparing the Valuation. A copy of the Valuation analysis will be made available to Limited Partners upon request. The Partnership imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the Valuation. No other appraisals of the Assets were obtained by the Partnership due to the significant cost involved and the Operating General Partners' opinion that the Valuation was prepared according to industry standards by a reliable and independent appraisal firm.

     Factors Considered

     In preparing the Valuation, Cushman & Wakefield:
(i) conducted a physical inspection of each property;
(ii) considered the location and market area of each property, with particular attention given to the submarket definition, demand generators, competitive properties, trade area demographics and outlook; (iii) reviewed property sales history where provided; (iv) analyzed site and improvements with regard to quality, functionality and condition of improvements toward existing use; and (v) considered the highest and best use of each site. In addition, Cushman & Wakefield conducted a review and analysis of each existing individual lease abstract, or leases where provided, affecting each of the properties. In conducting their analysis, Cushman & Wakefield was provided with, among other things: (i) certain information relating to the business, earnings, operating cash flow and assets of the Partnership, including sales performance of the Assets for 1993 through 1995, where provided, and estimates of 1996 tenant sales; (ii) surveys, legal descriptions, current property tax statements, and detailed lease abstracts; and (iii) such other information as Cushman & Wakefield deemed necessary or appropriate. In addition, Cushman & Wakefield personnel questioned the Operating General Partners about the markets in which the Assets operate and the operating history of the Assets.

     Summary of Cushman & Wakefield's Methodology and Approaches to Value

     Cushman & Wakefield's valuation of the Assets was based primarily on a discounted cash flow analysis. Cushman & Wakefield believes that the valuation resulting from the discounted cash flow analysis is the best indication of value, as an investor in the type of property owned by the Partnership considers its income producing capabilities as most important. A sales comparison approach based on comparable sales was determined to be less reliable because of the lack of comparable properties and recent sales data for many of the Assets.




     Individual evaluation reports containing property specific information such as location, competition, and market and trade area analysis, were prepared by Cushman & Wakefield for each Asset. These evaluation reports formed the foundation for Cushman & Wakefield's valuation analysis. In conducting its cash flow analysis, Cushman & Wakefield performed an individual property-by-property analysis to establish an anticipated cash flow to be received over a specified holding period, typically of a ten-year duration, for a particular property. Analysis as to cash flows takes into account the contractual rent and the terms and conditions of each lease, plus reversion, as well as the credit associated therewith.

     Cushman & Wakefield also conducted an analysis of the reversionary component of the cash flow analysis for each property, which values the property at the end of a specified holding period, based on the estimated highest and best use of the property, at reversion. The highest and best use of a property was formulated based on a decision matrix which takes into account specific property and location characteristics, demographic profile and outlook, sales history and market position of the property relative to its competition. Where the highest and best use of a property at reversion was estimated to be a continuation of the existing use, the reversionary value of the property is based on capitalizing the property's eleventh year's net operating income into value by means of direct capitalization. Use of a ten-year investment holding period within a discounted cash flow analysis represents typical investor criteria within the market. The discounted cash flow method is an accepted means within the market of analyzing and valuing properties similar to the Assets, and is in conformance with the established and accepted valuation procedures of the Appraisal Institute regarding properties of this type. Where the anticipated highest and best use of a property differs from the existing use, the reversionary value of the property was estimated based on a cost approach methodology, which incorporates land value estimates and depreciated replacement cost estimates for the improvement contribution, if any.
Cushman & Wakefield determined the current use of each property to be its highest and best use, except as otherwise determined within the valuation and evaluation reports.

     Pursuant to the discounted cash flow analysis, Cushman & Wakefield's valuation of the Assets totalled $30,183,000, which is the amount allocated by the Purchaser to the Assets in connection with the Transaction. The Operating General Partners have reviewed and accept the Valuation and believe that it was prepared in accordance with appropriate professional standards.

     Assumptions, Limitations and Qualifications of Cushman &
     Wakefield's Valuation

     In preparing the Valuation, Cushman & Wakefield relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the Valuation, Cushman & Wakefield assumed: (i) good and marketable title; (ii) that each Asset was free and clear of all liens, unless otherwise stated; (iii) responsible ownership and competent management of each Asset; (iv) no hidden or unapparent conditions; (v) full compliance with zoning laws; (vi) possession of all necessary licenses, certificates of occupancy and other governmental consents; (vii) that no potentially hazardous or toxic materials were located at or about the Assets; and
(viii) compliance with the Americans with Disabilities Act of 1990. Cushman & Wakefield did not conduct a legal survey of the Assets. An appraisal is only an estimate of value, as of the specific dates stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the report. An opinion is not a measure of realizable value and may not reflect the amount which would be received if the property was sold. Reference should be made to the entire appraisal report.

     Fairness Opinion


     Subsequent to its engagement in connection with the Valuation, Cushman & Wakefield was engaged to provide the Fairness Opinion. Cushman & Wakefield was neither asked to make, nor did it make, any recommendation as to the redemption price, although it did provide the Valuation on which the redemption price was based. Cushman & Wakefield was not asked to solicit offers from other interested parties nor was it asked to opine on any aspects of the Transaction other than that specifically mentioned above. The discussion herein of the Fairness Opinion is qualified in its entirety by reference to the text of such Fairness Opinion, a copy of which is attached hereto as Annex II.


     In connection with rendering its opinion, Cushman & Wakefield reviewed and relied on the analysis undertaken in connection with the Valuation and its appraisal work as a basis for establishing the fairness of the proposed Transaction. The analysis which Cushman & Wakefield conducted in preparing the Valuation is described above under the subheadings "Factors Considered," "Summary of Cushman & Wakefield's Methodology and Approaches to Value" and "Assumptions, Limitations and Qualifications of Cushman & Wakefield's Valuation" of this section, which analysis is incorporated by reference herein.


     In its Fairness Opinion dated August 9, 1996, Cushman & Wakefield advised the Partnership through the Corporate General Partner that in its opinion, the price per Unit reflected in the Transaction is fair, from a financial point of view, to the Limited Partners. In its opinion Cushman & Wakefield stated that the determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the Assets, the price reflected in the Transaction is believed by Cushman & Wakefield to be reasonable.


     Although there is no active market in trading the Units, Cushman & Wakefield noted that for those Units that have traded the price per Unit was at or below the price per Unit in the Transaction. As stated above, Cushman & Wakefield reviewed and relied on its analysis undertaken in connection with the Valuation and its appraisal work as a basis for establishing the fairness of the Transaction. Other methods could have been employed to test the fairness of the Transaction and yielded different results. In rendering this opinion, Cushman & Wakefield noted that it had not considered, and had not addressed, market conditions and other factors (e.g., whether the sale of the Assets as a portfolio rather than a series of sales of individual properties, would produce a premium or a discounted selling price) that, in an open-market transaction, could influence the selling price of the Assets and result in proceeds to the Limited Partners greater or less than the proposed price per Unit. Cushman & Wakefield also noted that it had not considered the price and trading history of other publicly traded securities that might be deemed relevant due to the relative small size of the Transaction and the fact that the Units are not publicly traded. Furthermore, Cushman & Wakefield noted that it had not compared the financial terms of the Transaction to the financial terms of other transactions that might be deemed relevant, given that the Transaction involves all cash to the Limited Partners.


     The Fairness Opinion will not be updated by Cushman &
Wakefield unless there is a material change relating to the Assets, a material change to the terms of the Transaction or the receipt of any third-party offers.

     Compensation

     Cushman & Wakefield was paid a fee of $2,500 for each Asset valued in connection with the Valuation, for an aggregate fee of $86,750 from the Partnership, plus out-of-pocket expenses, and will be paid $22,000 by the Partnership for the Fairness Opinion. In addition, the Affiliated Limited Partnerships will pay Cushman & Wakefield on the same basis for services rendered to each of them in connection with the Affiliated Transactions. Cushman & Wakefield is also entitled to reimbursements for certain costs incurred in connection with providing their services to the Partnership. The fees paid to Cushman & Wakefield in connection with the Valuation and the Fairness Opinion were negotiated by the Operating General Partners. The Partnership has agreed to indemnify Cushman & Wakefield against certain liabilities arising out of its engagement to prepare and deliver the Valuation and the Fairness Opinion.

Recommendations of the General Partners

     Factors Considered

     The Operating General Partners have determined that the terms of the Transaction are fair to the Limited Partners and, therefore, recommend that the Limited Partners vote "FOR" the Transaction and "FOR" the Amendment. In determining the fairness of the Transaction and their decision to recommend the Transaction, the Operating General Partners considered each of the factors discussed below. Although the Operating General Partners were unable to weigh each factor precisely, the factors are set forth below in their approximate order of importance:

     Factors in Favor of the Transaction:

* The redemption price of the Transaction was based on the Valuation, which was prepared by Cushman & Wakefield, an expert, independent appraiser that is considered one of the best valuation firms in the industry in valuing triple-net lease assets. The Valuation considered the current fair market value of each and every Asset. See "Special Factors
     - Valuation of the Assets; Fairness Opinion" for a detailed description of this Valuation. As described herein, the Operating General Partners reviewed and accepted the Valuation and believe that it was prepared in accordance with appropriate professional standards and considers all relevant information. In considering the importance of this factor, the Operating General Partners considered that Cushman & Wakefield was retained to conduct the Valuation on behalf of the Partnership, not the Purchaser, and in connection with an annual valuation of the assets. Since the Purchaser was willing to pay the current fair market value of the Assets on an all cash basis, the Operating General Partners concluded that such factor weighed heavily in favor of the fairness of the Transaction.

* The Transaction was structured as a merger, whereby the Purchaser will acquire all of the Assets and liabilities of the Partnership, thereby eliminating the need for the Partnership to continue operations with the less salable or valuable properties. The Operating General Partners also concluded that this factor weighed heavily in favor of the Transaction. As described above under "Special Factors - Alternatives to the Transaction," there are significant detriments attached to sales of less than all of the Assets.

* The avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $900,000 to $1,800,000 in the aggregate. Such costs are not atypical in transactions similar to the Transaction and the fact that neither the Partnership nor the Purchaser would need to pay such costs was deemed to be a significant benefit of the Transaction.

* The fact that the Purchaser was willing to consummate the Transaction on an all cash basis, as opposed to an exchange of securities or other assets. This all cash transaction will allow the full amount of the redemption price to be paid to the Limited Partners in cash, which can thereafter be reinvested by the Limited Partners in other investments. An all cash transaction also significantly simplifies the transaction and lowers transaction costs.

*    The fact that an opinion was received from Cushman &
     Wakefield stating that the Transaction is fair to the Limited Partners from a financial point of view. See
     "Special Factors - Valuation of the Assets; Fairness
     Opinion" above for a discussion of this Fairness Opinion.
     This opinion was one of the items considered by the Operating General Partners in making their recommendation to the Limited Partners as to the fairness of the Transaction.

* The fact that the anticipated holding period for the Assets is near the end of the seven to ten year term originally contemplated in the Prospectus.

* The fact that in connection with the Transaction, the Partnership will only be required to make limited representations and warranties to the Purchaser as to the condition of the Assets, thereby eliminating the need to establish an escrow of funds as is typically required in merger transactions or asset sales. This will allow all of the redemption price to be paid to the Limited Partners at the time of the Merger and thereafter to be invested by the Limited Partners in other investments.

* The fact that the Merger Agreement permits the General Partners to terminate the Transaction at any time if they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Transaction. Until the Transaction is approved by the Limited Partners, the General Partners will continue to entertain any and all offers which can produce a comparable overall return to the Limited Partners.

* The fact that the vote of a majority in interest of the Limited Partners is required to approve the Transaction and the Amendment. As a result, the Transaction can only be effected if it is approved by persons who are not affiliated with the Purchaser and not subject to a conflict of interest.

* The fact that the longer the Assets are held the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal. Similarly, as a result of the average lease term for the Assets being 8.1 years, the Assets may become more difficult to sell. These costs and risks are highlighted above under the "Special Factors - Purpose of and Reasons for the Transaction."

* The high cost of operating the Partnership as a publicly-held entity. Over the past two years, the Partnership has spent $161,125 and $170,956 on partnership administration expense and legal, accounting and tax advisory fees necessitated, in part, by the on-going Federal securities law compliance.

* The lack of an established exchange or market for the Units which makes it extremely difficult for the Limited Partners to liquidate their investment. Based on the May 1996 issue of The Stanger Report, the transaction price per Unit for sales of Units in the "secondary" market ranged between $882 and $800, which represents transactions for 412 Units from December 1, 1995 through February 29, 1996. Over the past 12 months, 2,047.26754 Units were sold in private transactions in the "secondary" market.

* The expressed desire of certain Limited Partners to have their investment in the Partnership liquidated.

* The Operating General Partners' industry knowledge regarding the marketability of the Assets.

     Factors Against the Transaction:

* Since the Operating General Partners are affiliates of the Purchaser, their recommendation is subject to a conflict of interest. See "Conflicts of Interest." Furthermore, no unaffiliated representative was retained to act solely on behalf of the Limited Partners for the purpose of negotiating the Transaction. However, separate counsel was retained on behalf of each of the Partnership, the Purchaser and the General Partners, the redemption price was based on an independent appraisal and such party rendered an opinion that the Transaction is fair to the Limited Partners from a financial point of view.

* The Limited Partners may be unable to invest the cash redemption price received by them in connection with the Transaction in alternative investments that will generate a return equal to or greater than that generated by the investment in the Partnership.

* The Limited Partners will no longer have an ownership interest in the Assets and thus will not share in any potential changes in their value.

* There can be no assurances that a better offer for the acquisition of the Assets may not be available now or in the future.

* The Limited Partners may incur certain tax liabilities as a result of the Transaction. See "Income Tax Consequences of the Transaction."

     The current value of the Assets as compared to their book value (of $31,135,258 as reflected on the Partnership's financial statements as of March 31, 1996) was not a significant factor in the Operating General Partners' determination of the fairness of the terms of the Transaction because, in real estate transactions, book value is not considered an accurate representation of underlying market value. Likewise, liquidation value was not deemed to be applicable due to the finite life investment oriented nature of the Partnership's Assets.

     Conclusion

     After evaluation of each of the foregoing factors the Operating General Partners concluded that the factors weighing in favor of the Transaction outweighed the factors weighing against the Transaction. In particular, the Operating General Partners concluded that, as with any investment decision, the potential disadvantages and risks of the Transaction are speculative, are unable to be quantified and do not outweigh the benefits of the Transaction. Therefore, the Operating General Partners determined that the terms of the Transaction are fair to the Limited Partners and recommend that the Limited Partners vote "FOR" the Transaction and "FOR" the Amendment. Messrs. Froelich and Strosberg are not recommending the Transaction because they believe that the most advantageous methodology for determining a fair price for the Assets would be to seek third-party offers through an arm's-length bidding process.

Appraisal Rights

     Neither the Partnership Agreement nor the Act, provide rights of appraisal or similar rights to the Limited Partners who dissent from the vote of the majority in approving the Transaction. As a result, if Limited Partners holding a majority of the Units approve the Transaction and the Amendment and if the Transaction is consummated, the Partnership will be merged with and into the Purchaser and all Limited Partners, including those who do not approve the Transaction, will receive the redemption price for their Units pursuant to the terms of the Merger Agreement.

Costs Associated with the Transaction

     The following is an itemized statement of the approximate amount of all expenses incurred or to be incurred by the Partnership in connection with the Transaction:

     Legal fees                                   $ 86,400
     Fairness Opinion and related expenses          22,000
     Printing and mailing costs                     12,000
     Accounting                                     18,400
     Title, survey and environmental reports       179,700
     Proxy solicitation fees                        24,000
     Other, including filing fees                   92,400

     Total                                        $434,900


     All of the foregoing fees and expenses will be paid by the Partnership from cash from operations. Of such fees and expenses $19,739 have been paid through July 31, 1996. No part of such funds is expected to be borrowed. In addition, the Partnership will pay the Valuation fees and related expenses of approximately $96,000 of which $43,400 have been paid through July 31, 1996. The cost of the Valuation was a necessary Partnership expense in accordance with the requirements of the Partnership Agreement and, therefore, is not considered an expense of the Transaction.


     The fees and expenses of the Purchaser in connection with the Transaction will be paid by the Purchaser. Certain of these fees and expenses to be paid by the Purchaser (not the Partnership) include $55,140 payable to each of Brauvin Management Company and Brauvin Financial, Inc. for advisory services. Brauvin Management Company and Brauvin Financial, Inc. are owned, in part, by Mr. Froelich and an affiliate of the Managing General Partner. None of these fees are being paid out of the proceeds of the Partnership.


             SPECIAL MEETING OF THE LIMITED PARTNERS

Special Meeting; Record Date


     Pursuant to the terms of the Partnership Agreement, the approval of the Limited Partners holding a majority of the Units is required to approve the Transaction and to approve the Amendment. A Special Meeting of the Limited Partners will be held on September __, 1996, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, at 9:00 a.m., local time, to consider and vote upon the Transaction and the Amendment. The Partnership Agreement provides that the General Partners may call a special meeting of the Limited Partners, which special meeting shall have a record date, for the purpose of determining the Limited Partners entitled to vote, of not more than 60 days nor less than 20 days prior to the date when ballots are delivered to the Limited Partners. In accordance therewith, the close of business on ________________, 1996 has been established as the Record Date. Under the terms of the Partnership Agreement, only the Limited Partners holding Units of record on the Record Date are eligible to vote those Units on the proposals set forth in this Proxy Statement. A Limited Partner holding Units of record as of the Record Date will retain the right to vote on the proposals set forth herein even if such Limited Partner sells or transfers such Units after such date.
As of the Record Date, the Partnership had 40,347 Units outstanding and entitled to vote, held of record by 2,642 Limited Partners. A list of the Limited Partners entitled to vote at the special meeting will be available for inspection at the executive offices of the Partnership at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. There are no quorum requirements with respect to the Special Meeting, however, if Limited Partners holding a majority of the Units do not submit a proxy or vote in person at the Special Meeting, neither the Transaction nor the Amendment can be approved.

     All Limited Partners are invited to attend the Special
Meeting. However, even those Limited Partners intending to attend the Special Meeting are requested to complete and return the enclosed proxy card promptly.

Procedures for Completing Proxies


     Accompanying this Proxy Statement is a proxy card solicited by the Corporate General Partner on behalf of the Partnership for use at the Special Meeting. When a proxy card is returned, properly executed, the Units represented thereby will be voted at the Special Meeting by the Managing General Partner in the manner specified on the proxy card. It is important that you mark, sign and date your proxy card and return it in the enclosed, postage-prepaid envelope or by facsimile to (214) 999-0323 or (214) 999-9348 as soon as possible. When voting your proxy by facsimile, both sides of the proxy must be transmitted. Delivery of your proxy does not prohibit you from attending the Special Meeting.
To be properly executed, the proxy card must be signed by and bear the date of signature of the Limited Partner voting the Units represented thereby. All questions as to the form of documents and the validity of consents will be determined by the Managing General Partner, which determinations shall be final and binding. The Managing General Partner reserves the right to waive any defects or irregularities in any proxy.

     Each Unit entitles the holder thereof to one vote with respect to the proxies solicited hereby. Only holders of Units of record on the record date may grant a proxy with respect to those Units. IF UNITS STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS, ALL SUCH PERSONS MUST SIGN THE PROXY CARD. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OF SUCH. IF A CORPORATION, THE PROXY SHOULD BE SIGNED BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP'S NAME BY AN AUTHORIZED PERSON. IF YOUR UNITS ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, ONLY SUCH INSTITUTION CAN SIGN A PROXY WITH RESPECT TO YOUR UNITS AND CAN DO SO ONLY AT YOUR DIRECTION. ACCORDINGLY, IF YOUR UNITS ARE SO HELD, PLEASE CONTACT YOUR ACCOUNT REPRESENTATIVE AND GIVE INSTRUCTIONS FOR A PROXY TO BE SIGNED WITH RESPECT TO YOUR UNITS.

     A Limited Partner in favor of the Transaction and the Amendment should mark the "FOR" boxes on the enclosed proxy card, date and sign the proxy and mail it promptly in the enclosed postage-prepaid envelope or fax a copy to (214) 999-9323 or
(214) 999-9348. When voting your proxy by facsimile, both sides of the proxy card must be transmitted. If a proxy card is executed but no indication is made as to what action is to be taken, it will be deemed to constitute a vote "FOR" the Transaction and "FOR" the Amendment. By consenting to the Transaction and the Amendment, the Limited Partners irrevocably appoint the Managing General Partner, or his designee, as their attorney-in-fact to execute and deliver such documents as are necessary to effect the Transaction and the Amendment.

     AS THE CONSENT OF THE LIMITED PARTNERS HOLDING A MAJORITY IN INTEREST OF THE OUTSTANDING UNITS IS NECESSARY TO CONSUMMATE THE PROPOSED TRANSACTION AND TO ADOPT THE AMENDMENT, FAILURE TO RETURN A PROXY IN A TIMELY MANNER OR TO VOTE AT THE SPECIAL MEETING, ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL EACH HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE TRANSACTION AND "AGAINST" THE AMENDMENT.

     Questions and requests for assistance or for additional copies of the Proxy Statement and proxy card may be directed to the Partnership's Information Agent, The Herman Group, Inc.,
2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201,
(800) 992-6145. In addition to soliciting proxies by mail, proxies may be solicited in person and by telephone or telegraph. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the proxy solicitation.

Votes Required

     Pursuant to the terms of the Partnership Agreement and the Act, the vote of the Limited Partners owning a majority of the Units (in excess of 50%) is necessary to approve the Transaction and the Amendment. Each Unit entitles the holder to one vote on each matter submitted to a vote of the Limited Partners. If a majority in interest of the Limited Partners consent to the Transaction and the Amendment and certain other conditions are met, the Transaction will be consummated. The Operating General Partners believe that if both the Transaction and the Amendment are not approved by the Limited Partners owning a majority of the Units, the Transaction will not be completed.

Solicitation Procedures

     The Partnership has retained The Herman Group, Inc. to act as Information Agent and for advisory services in connection with this proxy solicitation. In connection therewith, The Herman Group, Inc. will be paid reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses, as described herein. See "Special Factors - Costs Associated with the Transaction." The Partnership has also agreed to indemnify The Herman Group, Inc. against certain liabilities and expenses including, liabilities and expenses under federal securities laws.

     The Partnership will not pay any fees or commissions to any broker or dealer or other person (other than to The Herman Group, Inc.) for soliciting proxies pursuant to this solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material to the customers for whom they hold Units, and the Partnership will reimburse them for reasonable mailing and handling expenses incurred by them in forwarding proxy materials to their customers.

Revocation of Proxies

     A proxy executed and delivered by a Limited Partner may subsequently be revoked by submitting written notice of revocation to the Partnership. A revocation may be in any written form validly signed by a Limited Partner as long as it clearly states that such Limited Partner's proxy previously given is no longer effective. To prevent confusion, the notice of revocation must be dated. Notices of revocation should be delivered to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201, (800) 992-6145. A Limited Partner may also revoke its proxy by attending the Special Meeting and voting in person. If a Limited Partner signs, dates and delivers a proxy to the Partnership and, thereafter, on one or more occasions dates, signs and delivers a later-dated proxy, the latest-dated proxy card is controlling as to the instructions indicated therein and supersedes such Limited Partner's prior proxy as embodied in any previously submitted proxy card.


                     TERMS OF THE TRANSACTION

The Merger Agreement


     The Partnership, Brauvin High Yield Fund L.P., a Delaware limited partnership affiliated with the Partnership, and Brauvin Income Plus L.P. III, a Delaware limited partnership affiliated with the Partnership, and the Purchaser entered into the Merger Agreement as of June 14, 1996, pursuant to which the Partnership has agreed to merge (through a merger of its partnership interests) with and into the Purchaser, subject to the conditions set forth therein. The summary of the Merger Agreement which is set forth below is qualified in its entirety by reference to the complete form of Merger Agreement, which is available for inspection and copying by any interested Limited Partner, or its representative who has been so designated by the Limited Partner, at the Partnership's principal executive offices at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 during regular business hours. A copy of the Merger Agreement shall also be sent to any Limited Partner or duly designated representative thereof, at such Limited Partner's expense, upon receipt of the written request of such Limited Partner sent to the Partnership's principal executive offices at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606.


     The Merger Agreement provides, and the Purchaser intends, that as soon as practicable after satisfaction or waiver of the conditions to the Transaction, including approval thereof by the Limited Partners, the Purchaser shall file a certificate of merger with the Secretary of State of Delaware and the Partnership shall be merged with and into the Purchaser. The Transaction shall become effective at such time as is specified in the certificate of merger. Following the Transaction, the Purchaser shall continue as the surviving entity and the Partnership shall cease to exist. The Purchaser, as the surviving entity, shall succeed to and possess all of the rights, privileges and powers of the Partnership, whose Assets shall vest in the Purchaser, who shall thereafter be liable for all of the liabilities and obligations of or any claims or judgments against the Partnership. The Articles of Organization of the Purchaser shall thereafter be the Articles of Organization of the surviving entity. As a result of the Transaction, all of the Units will be converted into the right to receive approximately $779.22 per Unit in cash, after taking into account all estimated adjustments. The redemption price is based on the fair market value of the Assets as determined by an independent appraiser, plus Available Cash, as hereinafter defined, of the Partnership as of the Effective Time, less earnings of the Partnership after July 31, 1996, less the Transaction Costs and less liabilities of the Partnership not otherwise deducted in computing Available Cash.

     For purposes of this computation, "Available Cash" means the amount of cash and cash equivalents held by or at the direction of the Partnership after deducting any amounts then owned, accrued or reserved by the Partnership for goods, services or liabilities of any nature or description.

     The Purchaser and the Partnership will select a person or entity to act as the redemption agent (the "Redemption Agent"). At the Effective Time, the Purchaser shall deposit with the Redemption Agent an aggregate amount equal to the aggregate redemption price in the Merger. The Redemption Agent shall deliver to the Partnership all the funds held by it for purposes of the Merger. See "Terms of the Transaction - Determination of Redemption Price" and "Special Factors - Valuation of the Assets; Fairness Opinion."


     If the Closing Conditions, as hereinafter defined, are met, the Transaction is expected to be effected on or before September 15, 1996. Should the Transaction not be consummated by September 15, 1996, the financing to consummate the Transaction may not be available. In order to meet certain other interim deadlines established by the Purchaser, the Transaction must be approved by the Limited Partners no later than _________, 1996.


Representations and Warranties of the Parties

     Pursuant to the Merger Agreement, the Purchaser has represented and warranted to the Partnership that: (i) it is a limited liability company duly formed and in good standing under the laws of the State of Delaware with the requisite authority to carry on the business it will conduct following the Merger;
(ii) it has the requisite power and authority to enter into the Merger Agreement and perform its obligations thereunder; and
(iii) all government approvals and notices which are required for it to effect the Merger have been obtained or been properly filed, except those approvals or filings where the failure to make such filing or obtain authorization, consent or approval will not have a material adverse affect on the Purchaser.

     Pursuant to the Merger Agreement, the Partnership has represented and warranted to the Purchaser that: (i) it is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware; (ii) it has the requisite power to carry on its business; (iii) it has 40,347 issued and outstanding Units; (iv) it has the requisite power and authority to enter into the Merger Agreement, subject to the approval of the Limited Partners; (v) except as otherwise disclosed, entering into the Merger Agreement will not violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the Assets under any of the terms, conditions or provisions of the Partnership's organizational documents or Partnership Agreement, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation which the Partnership is a party to, or violate any statute, rule or regulation or preclude the Partnership or any of its Assets, except as otherwise disclosed;
(vi) the Partnership has made all required filings with the Securities and Exchange Commission; (vii) the Partnership has no liabilities other than those disclosed on its balance sheet provided pursuant to the Merger Agreement; (viii) there has been no adverse changes in the Partnership's financial condition since the preparation of the financial statements provided pursuant to the Merger Agreement; (ix) to the knowledge of the Partnership there is no action or proceeding or investigation pending, threatened against or involving the Partnership or any of its Assets or rights of the Partnership and to the Partnership's knowledge, any liabilities which if adversely determined would individually or in the aggregate have a material adverse affect on the condition of the Partnership; and (x) the Partnership will provide to the Purchaser a true, correct and complete set of all files, documents and other written materials relating to each parcel of real property held by the Partnership and all buildings and improvements thereon including, without limitation, copies of environmental reports, letters of credit or other credit enhancement instruments, title insurance policies, hazard insurance policies, flood insurance policies and other insurance policies, all balance sheets, operating statements and other financial statements, all existing engineering reports, soil studies and reports, plans, specifications, architectural and engineering drawings, completion agreements, arrangements, warranties, commitments and other similar reports, studies and items, leases and contracts, property management and leasing brokerage agreements and other writings whatsoever.

Additional Agreements

     The Partnership agreed to file a proxy statement soliciting approval of the Limited Partners for both the Transaction and the Amendment and to hold a meeting of the Limited Partners as soon as practicable thereafter.

     The Operating General Partners have agreed that, if required pursuant to their fiduciary obligation, they will respond to any unsolicited inquiry, contract or proposal made by a third party to the Partnership (an "Alternative Proposal"), and nothing in the Merger Agreement shall prohibit any of the General Partners from responding to such Alternative Proposal, making any required disclosures under Federal securities laws or providing information regarding the Partnership to the party making such Alternative Proposal, negotiating with such party in good faith, terminating the Merger Agreement or taking any other action, provided, however, that the Partnership agrees to give the Purchaser reasonable notice of any such response, negotiations or other matters, as well as a reasonable opportunity to respond, taking into account in good faith that the facts and circumstances were valid at the time of such response, negotiation or other matters. In the event the Merger Agreement is terminated due to the consummation of an Alternative Proposal, Purchaser shall be entitled to a fee equal to 1.0% of the merger consideration.

Conditions to Closing the Transaction

     The respective obligations of each party to effect the Transaction shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived, in whole or in part, only by written agreement of the Partnership and the Purchaser: (i) all approvals, notices, filings, registrations and authorizations of any governmental authority required for consummation of the Transaction shall have been obtained or made; (ii) approval of the Transaction by Limited Partners holding a majority of Units shall have been obtained; (iii) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by a governmental authority shall be in effect which would prevent the consummation of the Transaction.

     The obligation of the Partnership to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived, in whole or in part, by the Partnership: (i) the Purchaser shall in all material respects have performed each obligation to be performed by it under the Merger Agreement on or prior to the Effective Time; (ii) the representations and warranties of the Purchaser set forth in the Merger Agreement and described above shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; (iii) the Partnership shall have received a certificate of the Purchaser, dated the Closing Date, signed by the manager of the Purchaser, to the effect that the conditions specified in sections (i) and
(ii) above have been fulfilled; (iv) a favorable opinion of Cushman & Wakefield as to the fairness of the redemption price to the Limited Partners, from a financial point of view, shall have been delivered to the Partnership; and (v) no later than the earlier of: (A) July 15, 1996; or (B) the date of the mailing of this Proxy Statement, the Purchaser shall have delivered to the Partnership a commitment letter executed by a financial institution or other financing source providing for debt financing in an amount at least equal to $58,000,000 and on terms commercially reasonable from the point of view of the Partnership as the selling party in the Transaction.

     The obligation of the Purchaser to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time, or such earlier date as specified therein, of each of the following conditions which may be waived in whole or in part by the Purchaser: (i) the Partnership shall in all material respects have performed each obligation to be performed by it under the Merger Agreement on or prior to the Effective Time; (ii) the Partnership shall have cash available and not restricted equal to and replacement reserves estimated to be $1,126,500 and $515,500, respectively; (iii) the Purchaser shall have received certificates of the Partnership, dated the Closing Date, to the effect that the conditions specified in sections (i) and (ii) have been fulfilled; (iv) the Purchaser shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases with the Partnership as are necessary in connection with the consummation of the transactions contemplated in the Merger Agreement (excluding licenses, permits, consents, approvals, authorizations, qualifications or orders, the failure to obtain which after the consummation of the transactions contemplated hereby, in the aggregate, will not have a material adverse effect on the condition of the Partnership); (v) no action, suit or proceeding before any court or governmental authority shall have been commenced and be pending by any person against the Partnership or the Purchaser or any of their affiliates, partners, officers or directors seeking to restrain, prevent, change or delay in any material respect any of the terms or provisions of the Transaction or seeking material damages in connection therewith; (vi) the Purchaser, its manager and its lenders shall have received the favorable legal opinion of Holleb & Coff, counsel to the Partnership, and Prickett, Jones, Elliott, Kristol & Schnee, special Delaware counsel to the Partnership, with respect to certain corporate and partnership matters; (vii) receipt by the Purchaser of debt and equity financing which in its sole judgement is satisfactory; (viii) the Partnership shall not have undergone a material adverse change in its condition or its ability to perform its obligations under the Merger Agreement; (ix) the Purchaser shall have determined that the legal, accounting and business due diligence investigation of the Partnership to be conducted by or on behalf of the Purchaser, including, without limitation, any information obtained from the Disclosure Schedule to be attached as an exhibit to the Merger Agreement, has not revealed that proceeding with the Transaction would be inadvisable or contrary to the Purchaser's best interests; (x) the Partnership shall not have made a distribution of earnings with respect to any Units from June 14, 1996 through the Effective Time; (xi) the Purchaser shall have received from the Partnership an environmental assessment of each Asset, and the Purchaser shall have completed its review of such Environmental Reports and the Purchaser shall be satisfied in its reasonable discretion that: (A) the Purchaser will not be exposed to unacceptable risk, liability or obligation as a consequence of the Merger Agreement and the Transaction contemplated thereby; and (B) the Purchaser will not be subject to any material adverse, unusual or onerous agreements, conditions, liabilities or obligations to which the Partnership is a party; (xii) the Purchaser shall have completed its review of the assets and business of the Partnership and found them to be satisfactory to it in its reasonable discretion; (xiii) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser an owner's title insurance policy (ALTA Owner's Policy Form B-1970 (rev. 10/17/70 and 10/17/84)) if available with respect to each Asset (or an endorsement of existing policies in favor of the Purchaser), insuring the Purchaser and issued as of the Closing Date by a title insurance company reasonably satisfactory to the Purchaser, in such amount(s) as may be reasonably satisfactory to Purchaser, showing fee simple title thereto to be vested in the Purchaser, subject in each case only to permitted liens, with extended coverage over all general exceptions, if available, a zoning endorsement in the form of ALTA endorsement Form 3.1 and such other endorsements as the Purchaser shall reasonably request, if available; (xiv) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser surveys of each Asset for which title insurance is being obtained, dated not earlier than March 31, 1996, prepared by a licensed surveyor, and certified to the Purchaser and the title insurance company, as having been prepared in accordance with American Land Title Association land survey standards, and showing all material improvements to be within lot, side lot, rear lot and setback lines. Such surveys shall reveal no material encroachments on each Asset and be sufficient to enable to title company issuing the title policies described in section (xiii) above to issue same with full extended coverage, if available; and (xv) the Partnership shall have delivered to the Purchaser such further information, documents and instruments as the Purchaser shall reasonably require.

Determination of Redemption Price


     The fair market value of the Assets as determined by Cushman & Wakefield, an independent appraiser, is $30,183,300. As of June 30, 1996, cash and cash equivalents held by the Partnership were approximately $1,313,000. The Operating General Partners have estimated that Transaction Costs (as detailed in the section entitled "Special Factors - Costs Associated with the Transaction") and estimated other liabilities of the Partnership net of remaining earnings of the Partnership will be $57,200. Therefore, the Operating General Partners estimate the redemption price per Unit to be as follows:



     Appraised value of the Assets           $30,183,300

     Cash and cash equivalents as of
     June 30, 1996                             1,313,000

     Transaction Costs and other
     estimated liabilities net of
     remaining earnings                      (    57,200)

     Estimated cash available for
     distribution                            $31,439,100

     Number of Units                              40,347

     Estimated redemption price per Unit     $    779.22


     The redemption price per Unit will be adjusted for changes occurring prior to the Effective Time in the items set forth above. The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. However, the Transaction is subject to certain conflicts of interest, including the fact that the Braults have a minority ownership interest in the Purchaser. See "Conflicts of Interest."

Termination of the Merger Agreement


     The Merger Agreement may be terminated and the Transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after Limited Partner approval of the Transaction: (i) by mutual written consent of the Purchaser and the Partnership; (ii) by either the Purchaser or the Partnership, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by either the Purchaser or the Partnership, if the Effective Time shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform in all material respects each of its obligations under the Merger Agreement required to be performed by it prior to the Effective Time; (iv) by either the Purchaser or the Partnership, if Limited Partner approval of the Transaction shall not be obtained; (v) by the Purchaser, if the Partnership shall have withdrawn, modified or amended in any respect its approval of the Transaction;
(vi) by the Purchaser, if the Partnership fails to perform in all material respects its obligations under the Merger Agreement;
(vii) by the Purchaser, if there shall have occurred a material adverse change in the condition of the Partnership since the date of the Merger Agreement; (viii) by the Partnership, if the Purchaser fails to perform in all material respects its obligations under the Merger Agreement; (ix) by the Purchaser, if the Partnership shall have settled or compromised any lawsuit or other designated action without the prior written consent of the Purchaser, unless such settlement or compromise: (A) requires the payment of money by the Partnership in an amount which, when aggregated with the amount of money paid or payable in connection with all other designated actions, does not exceed $15,000; and
(B) does not include any other material term or condition to which the Purchaser shall reasonably object; (x) by the Purchaser, if, prior to the Effective Time, the representations and warranties of the Partnership set forth in the Merger Agreement shall not be true and correct in all material respects at any time as if made as of such time, except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date; or (xi) by the Partnership, if there shall have been a failure of the Purchaser to obtain the necessary commitment for financing as described herein. In the event the Merger Agreement is terminated due to the consummation of an Alternative Proposal, Purchaser shall be entitled to a fee equal to 1.0% of the merger consideration.

Amendment of the Merger Agreement

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after Limited Partner approval of the Transaction has been obtained, no amendment may be made which changes the amount of cash to be paid for the Units, or effects any change which would adversely affect the Limited Partners without further Limited Partner approval.

Amendment of Partnership Agreement

     Consummation of the Transaction is subject to approval by the Limited Partners owning a majority of the Units. In addition, the Act provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. Because the Partnership Agreement is silent on this matter and because not all of the General Partners are recommending the Transaction, the Limited Partners are being asked to adopt the Amendment, which allows the vote of the Limited Partners owning a majority of the Units to determine the outcome of the Transaction without a vote of the General Partners. Upon approval of the Amendment, the vote of the Limited Partners owning a majority of the Units will be the only vote necessary to approve the Transaction. Failure to approve the Amendment would likely preclude the consummation of the Merger even if the Merger were approved by the Limited Partners holding a majority of the Units.

Related Transactions

     In addition to the Transaction, the Purchaser has proposed a series of mergers and an asset purchase (the "Affiliated Transactions") with Brauvin High Yield Fund L.P., Brauvin Income Plus L.P. III and Brauvin Corporate Lease Program IV L.P., which partnerships are affiliates of the Partnership (the "Affiliated Limited Partnerships"). Each of the Affiliated Limited Partnerships has investment objectives substantially identical to the Partnership and owns property similar to the types of properties owned by the Partnership. The Partnership is a joint venture partner with certain of the Affiliated Limited Partnerships, which joint ventures own one or more properties. See "Certain Information About the Partnership, Its General Partners and Their Affiliates - Description of the Assets." The approval of the limited partners of each of the Affiliated Limited Partnerships to the Affiliated Transactions is being solicited concurrently with the Partnership's solicitation pursuant to this Proxy Statement. It is a condition to the effectiveness of the Transaction that the limited partners of each of the Affiliated Limited Partnerships approve the Affiliated Transactions. This condition may be waived by the Purchaser in its sole discretion.


            INCOME TAX CONSEQUENCES OF THE TRANSACTION

Federal Income Tax Consequences

     The following summary, based upon current law, is a general discussion of federal income tax consequences of the conversion of a Unit into the right to receive cash pursuant to the Merger. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date of this Proxy Statement. All of the foregoing are subject to change, and any such change could affect the continuing accuracy of this summary. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Limited Partner in light of such Limited Partner's specific circumstances or to certain types of Limited Partners subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks, insurance companies and tax-exempt organizations), and it does not discuss any aspect of state, local, foreign or other tax laws. No ruling has been (or will be) sought from the Internal Revenue Service, and no opinion of legal counsel will be rendered, as to the anticipated federal income tax consequences of the Merger. This summary is based on the assumption that the Partnership is a partnership for federal income tax purposes and that, although the Partnership is a "publicly traded partnership" within the meaning of Section 7704 of the Code (i.e., subject to taxation as a corporation), it is not currently subject to the operative provisions of Section 7704 of the Code under an effective date grandfathering provision.

     The receipt of the right to receive cash pursuant to the Merger will be a taxable transaction for federal income tax purpose and may also be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, Limited Partners generally will recognize gain or loss equal to the difference between: (i) the "amount realized" in respect of a Unit in the Partnership that is converted into a right to receive cash pursuant to the Merger; and (ii) the Limited Partner's adjusted tax basis in the Unit. The "amount realized" with respect to a Unit will be equal to the sum of the amount of cash to be received by the Limited Partner of the Unit pursuant to the Merger plus the Limited Partner's allocable share of liabilities of the Partnership attributable to the Unit as determined under Section 752 of the Code and the Treasury regulations promulgated thereunder. A Limited Partner's adjusted tax basis in a Unit (whether acquired by purchase or capital contribution), in general, will be the original cost of the Unit adjusted to reflect the allocable share of the Partnership's income and losses, minus distributions to the Limited Partner with respect to the Unit, plus the Limited Partner's allocable share of liabilities of the Partnership attributable to the Unit as determined under Section 752 of the Code. In addition, the adjusted tax basis in a Unit owned by a Limited Partner that participated in the Partnership's distribution reinvestment plan would in general be increased by any amounts recontributed by such Limited Partner to the Partnership pursuant to the distribution reinvestment plan. Any Limited Partner that participated in the distribution reinvestment plan should contact his or her own tax advisor to determine the adjusted tax basis in his or her Units.

     In general, the amount realized by a Limited Partner on a disposition of a Unit pursuant to the Merger less such Limited Partner's adjusted tax basis in the Unit will be treated as a capital gain or loss if the Unit was held by the Limited Partner as a capital asset. Any capital gain or loss will be treated as long-term capital gain or loss if the Limited Partner's holding period for the Unit exceeds one year. Under present law, long-term capital gains will generally be taxed at a maximum federal marginal tax rate of 28% (in the case of individuals) or 35% (in the case of corporations), whereas the maximum federal marginal tax rate for ordinary income is 39.5% (in the case of individuals) or 35% (in the case of corporations). Certain limitations apply to the deductibility of capital losses under the Code. In the case of a corporation, capital losses are deductible only to the extent of capital gains. An individual may deduct up to $3,000 of capital losses in excess of the amount of his or her capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years (a corporation's carry forward period is five years and an individual can carry forward such losses indefinitely); in addition, corporations are allowed to carry back excess capital losses to the third preceding taxable year.

     However, under Section 751 of the Code, the difference between the portion of the amount realized by a Limited Partner that is attributable to "unrealized receivables" (which includes recapture of depreciation) and "substantially appreciated inventory" over the portion of the Limited Partner's adjusted tax basis in the Unit that is allocable to such items will be taxed as ordinary income or loss rather than capital gain or loss. A Limited Partner's adjusted tax basis in a Unit allocable to "unrealized receivables" and "substantially appreciated inventory" will be determined by reference to the Partnership's tax basis in these items, which amount could be less than the Limited Partner's adjusted tax basis in the Unit otherwise allocable to these items. Because a Limited Partner's adjusted tax basis in his or her Unit will be allocated to "unrealized receivables" and "substantially appreciated inventory" based on the Partnership's tax basis in these items. A Limited Partner may realize an overall loss on the disposition of his or her Unit, but have to realize ordinary income on the Section 751 portion of the disposition, which will correspondingly increase the capital loss on the remaining portion of the disposition.

     Under Section 469 of the Code, a taxpayer that is an individual, estate, trust, closely held corporation or personal service corporation generally can deduct passive activity losses from a passive activity against passive activity income received from other passive activities, but cannot deduct such losses from other types of income. In the case of a publicly traded partnership (including a publicly traded partnership that is not subject to the publicly traded partnership provisions of the
Code), the passive activity loss limitation is applied separately to each publicly traded partnership. Accordingly, income or gain realized by a Limited Partner from the Partnership cannot be offset by passive losses generated by other passive activities of the Limited Partner. However, upon a complete disposition by a Limited Partner of its Units pursuant to the Merger, a Limited Partner's allocable share of the net losses (if any) of the Partnership that were suspended under the passive loss rules of
Section 469 of the Code generally would be currently deductible. In the absence of a complete disposition of Units by a Limited Partner, the deductibility of such suspended passive losses (if any) may be limited.

     A Limited Partner (other than certain exempt Limited Partners including, among others, all corporations and certain foreign individuals) who delivers a Unit pursuant to the Merger may be subject to a 31% backup withholding unless the Limited Partner provides a taxpayer identification number ("TIN") and certifies that the TIN is correct or properly certifies that he is awaiting a TIN. A Limited Partner who does not furnish a TIN may be subject to a penalty imposed by the Internal Revenue Service. A Limited Partner may avoid backup withholding by properly completing and signing a Form W-9. If backup withholding applies to a Limited Partner, the Partnership is required to withhold 31% from payments to such Limited Partner. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the Limited Partner upon filing an income tax return.

     Pursuant to Section 897 of the Code, gain or loss realized by a foreign person on the disposition of an interest in a partnership is subjected to federal income tax to the extent the amount realized on such sale is attributable to United States real property interests. Under Section 1445 of the Code, the transferee of a partnership interest held by a foreign person is generally required to deduct and withhold a tax equal to 10% of the amount realized on the disposition. The Partnership, however, will not be required to withhold 10% of the amount realized by any Limited Partner if the Limited Partner furnishes an affidavit stating, under penalty of perjury, the Limited Partner's TIN, that such Limited Partner is not a foreign person and the Limited Partner's address.

Differing Tax Treatment of the Limited Partners

     At the time of subscription, those Limited Partners not in need of passive income elected to be classified as "Taxable Limited Partners." Investors that were tax-exempt or seeking passive income to offset passive losses from other investments elected to be classified as "Tax-Exempt Limited Partners." The Partnership Agreement contains a special allocation provision which allocates all of the depreciation allocable to the Limited Partners to the Taxable Limited Partners. In all other respects, the Taxable Limited Partners and the Tax-Exempt Limited Partners have been and will be treated alike. Due to the special allocation of depreciation, which resulted in the Taxable Limited Partners receiving certain benefits, such as increased amounts of depreciation deductions and "tax-sheltered cash flow" (i.e., cash distributions in excess of taxable income), in the early years of the Partnership's existence, the Taxable Limited Partners were subject to certain risks, including: (i) allocation of a greater amount of gain upon the sale of properties which, if such depreciation deductions are used and not carried forward under the "passive loss rules," will result in greater tax liability without receiving greater cash distributions; and (ii) receipt of smaller cash distributions on the liquidation of the Partnership and/or the sale of the Assets if there is a loss on the sale of the Assets, which differ from those to which the Tax-Exempt Limited Partners will be subject. Limited Partners are urged to consult with their tax advisors regarding this issue.

     As a result of the allocation of these losses to Taxable Limited Partners, their tax basis in their Units was reduced. Therefore, these Limited Partners will likely recognize more taxable income on the Transaction. However, a portion of such additional income may be offset by prior losses which were limited under the passive loss rules. The Tax-Exempt Limited Partners may or may not be subject to tax on the Transaction. Limited Partners are urged to consult with their tax advisors regarding this issue.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE BASED UPON PRESENT LAW, ARE FOR GENERAL INFORMATION ONLY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS WHICH MAY APPLY TO A LIMITED PARTNER. THE TAX CONSEQUENCES TO A PARTICULAR LIMITED PARTNER MAY BE DIFFERENT FROM THE TAX CONSEQUENCES TO OTHER LIMITED PARTNERS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS, AND THUS, LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE INCOME TAX CONSEQUENCES OF THE MERGER.


                      CONFLICTS OF INTEREST

Interests in the Purchaser

     The Operating General Partners are affiliated with the Purchaser and, therefore, they have an indirect economic interest in consummating the Transaction that may be considered to be in conflict with the economic interests of the Limited Partners. This affiliated status results from the Braults and certain other members of the management of the Corporate General Partner being minority equity participants in the Purchaser. The amount of such equity participation in the Purchaser has not been finally determined, but will be dependent on meeting certain performance standards and will range from 0% to 20%. Notwithstanding the Braults minority ownership interest in the Purchaser, the Operating General Partners remain accountable to the Partnership as fiduciaries and consequently must exercise good faith and fair dealing toward the Limited Partners.


Purchaser Fees

     Each of Brauvin Management Company and Brauvin Financial, Inc., which are owned, in part, by Cezar M. Froelich and an affiliate of Jerome J. Brault, will receive $55,140 from the Purchaser (not the Partnership) for advisory services rendered in connection with the Transaction. Such entities will also receive fees from the Purchaser in connection with the Affiliated Transactions.

Indemnification under the Partnership Agreement

     Pursuant to the terms of the Partnership Agreement, the Partnership has agreed to indemnify the General Partners and any of their affiliates, to the maximum extent allowed by law, and to hold them harmless, and the Limited Partners have agreed to make no claim against the General Partners and any affiliates of the General Partners, for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners, in good faith, determine that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners. Furthermore, the General Partners and their affiliates are to be indemnified by the Partnership, to the maximum extent allowed by law and by the Partnership Agreement, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners and their affiliates, that the General Partners and their affiliates made a good faith determination that their actions were in the best interest of the Partnership and that the General Partners and their affiliates were acting within the scope of the General Partners' authority.

     If a claim is made against the General Partners or their affiliates in connection with their actions on behalf of the Partnership with respect to the Transaction prior to the consummation thereof, the General Partners expect that they and such affiliates will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners and such affiliates in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to receipt by the Partnership of an undertaking by the General Partners and such affiliates to repay any amounts advanced if it is determined that the indemnified person's actions constituted fraud, negligence, breach of fiduciary duty or misconduct. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners and their affiliates relating to the General Partners' or such affiliates' involvement in the Transaction could be more limited than the remedies which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

     Notwithstanding the foregoing, the General Partners and their affiliates shall not be indemnified by the Partnership for liabilities arising under federal and state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (iii) a court of competent jurisdiction approves the settlement of the claims as to the particular indemnitee and finds that indemnification of settlement and related costs should be made.

Indemnification by the Purchaser

     Pursuant to the Merger Agreement, the Purchaser, as the surviving entity shall provide the General Partners for their sole benefit, the indemnification set forth in the Partnership Agreement as in effect on the date of the Merger Agreement. Pursuant to the Merger Agreement, the Partnership and, following the Transaction, the Purchaser, as the surviving entity and its affiliates, jointly and severally release and discharge, subject to termination as discussed below, Jerome J. Brault, Cezar M. Froelich and David M. Strosberg and their respective heirs, executors, administrators and personal representatives (collectively, the "Released Parties"), jointly and severally, from and against any and all claims arising out of or relating in any way to any acts, omissions, transactions or occurrences which took place, in whole or in part, prior to and including the date of the Merger Agreement, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, including, without limitation, any which relate to or arise in any way out of the Transaction, but not including the Released Parties' respective obligations under the Merger Agreement or acts, omissions, transactions or occurrences which involve fraud or criminal conduct with respect to the financial affairs of the Partnership. In addition, the Merger Agreement provides that, if such Released Parties have fully performed their respective obligations under the Merger Agreement to be performed on or prior to the Effective Time, the release shall be extended to cover the period prior to and including the Effective Time.


            CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
            ITS GENERAL PARTNERS AND THEIR AFFILIATES

The Partnership

     The Partnership was organized on May 3, 1988 as a limited partnership under the Act. The Partnership is governed by the Partnership Agreement, which vests exclusive management control over the Partnership in the General Partners, subject to the rights of the Limited Partners to vote on certain limited matters. The address of the Partnership's principal executive office is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606, and the telephone number is (312) 443-0922.

     The Partnership was formed to acquire debt-free ownership of existing, free-standing, income-producing retail, office or industrial real properties predominantly all of which will involve triple-net leases. The Partnership raised a total of $38,923,000 through its offering to the public which commenced on June 17, 1988 and terminated on September 30, 1989, as well as an additional $3,914,384 through its distribution reinvestment plan through December 31, 1995. The reinvestment of distributions through the distribution reinvestment plan was suspended for the May 15, 1996 distribution as the valuation of the Units was not completed at such time. As of December 31, 1995, Units valued at $2,773,086 had been purchased by the Partnership from Limited Partners liquidating their original investment and such Units have been retired. The Partnership has utilized the proceeds of its offering and the funds received through the sale of Units through the distribution reinvestment plan to acquire the land and buildings underlying 29 properties as well as a 51% interest in a Scandinavian Health Spa and a 99% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants. The Partnership sold one of its properties in 1994. See the subsection entitled "Description of
the Assets," below.   All of the Assets are under lease.

     The original objectives of the Partnership were the:
(i) distribution of current cash flow from the Partnership's cash flow attributable to rental income; (ii) capital appreciation;
(iii) preservation and protection of capital; (iv) the potential for increased income and protection against inflation through escalations in the base rent or participation and growth in the sales of the lessees of the Partnership's properties; (v) the partial shelter of cash distributions for Taxable Limited Partners, as defined in the Prospectus; and (vi) the production of "passive" income to offset "passive" losses from other investments.

     The Partnership acquired all of its properties prior to 1995. The Partnership did not acquire any properties in 1995 or 1996. The Partnership does not currently have sufficient funds available for additional property acquisitions. The Partnership has made quarterly distributions of operating cash flow as described in the subsection below entitled "Distributions." As distributions of operating cash flow to the Limited Partners will be suspended during the pendency of the proposed Transaction, the Partnership will not be selling any additional Units to the Limited Partners pursuant to the terms of the Partnership's distribution reinvestment plan and, therefore, no funds will be raised for additional acquisitions.

The General Partners


     The Corporate General Partner is Brauvin Realty Advisors II, Inc., an Illinois corporation, with its principal business address at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. The principal business of the Corporate General Partner is to act as a general partner of the Partnership. The director and executive officers of the Corporate General Partner are Jerome J. Brault, Chairman of the Board, President and Chief Executive Officer, James L. Brault, Executive Vice President and Secretary, and B. Allen Aynessazian, Treasurer and Chief Financial Officer. The business address of the director and each of the executive officers of the Corporate General Partner is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Each of the individual General Partners and the directors and executive officers of the Corporate General Partner is a citizen of the United States.

     Jerome J. Brault is the Managing General Partner of the Partnership and a beneficial owner of the Corporate General Partner. Mr. Brault is also a general partner of a series of public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships, and a director and executive officer of various corporations affiliated with the Partnership and said public limited partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to his affiliation with the Brauvin organization in 1979, Mr. Brault was the Chief Operating Officer of Burton J. Vincent, Chesley & Company, a New York Stock Exchange member firm.
Jerome J. Brault has a minority ownership interest in the Purchaser.

     James L. Brault is an executive officer of various corporations affiliated with the Partnership and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to joining the Brauvin organization in May 1989, Mr. Brault was Vice President of the Commercial Loan Division of The First National Bank of Chicago in Washington D.C., where he had worked since 1983. While with The First National Bank of Chicago, Mr. Brault was responsible for the origination and management of commercial real estate loans, as well as the direct management of a loan portfolio in excess of $150,000,000.
Mr. Brault is the son of Jerome J. Brault. James L. Brault has a minority ownership interest in the Purchaser.


     B. Allen Aynessazian is the Treasurer and Chief Financial Officer of the Corporate General Partner of the Partnership and of various corporations affiliated with the Partnership, and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Partnerships. Mr. Aynessazian joined the Brauvin organization in August of 1996. Prior to that time, he was the Chief Financial Officer of Giordano's Enterprises, a privately held, forty restaurant, family-style pizza chain in the Chicago metropolitan area where he worked since 1989. While at Giordano's, Mr. Aynessazian was responsible for all accounting functions, lease negotiations, refinancing the company's indebtedness and the financing of new restaurants. From 1987 to 1989, Mr. Aynessazian worked in the accounting compliance and tax department of Peat Marwick. Mr. Aynessazian is a certified public accountant.

     Cezar M. Froelich is a principal with the Chicago law firm of Shefsky Froelich & Devine Ltd., 444 North Michigan Avenue, Chicago, Illinois 60611, which in the past has acted as counsel to the General Partners, the Partnership and certain of their affiliates. Mr. Froelich is also a beneficial owner of the Corporate General Partner. Mr. Froelich is an individual general partner in seven other affiliated public limited partnerships, including the Affiliated Limited Partnership and is a shareholder in Brauvin Management Company and Brauvin Financial Inc. Mr. Froelich resigned as an individual General Partner of the Partnership on May 23, 1996, which resignation will become effective ninety days from June 20, 1996, the date notice of such resignation was first given to the Limited Partners.

     David M. Strosberg is the President of the Morningside Group, 223 West Erie, 5th Floor, Chicago, Illinois 60610, and is an independent real estate investor and developer. Mr. Strosberg is also a shareholder of the Corporate General Partner and certain of its affiliates. Mr. Strosberg's organization specializes in the development of for-sale, multi-family properties. Mr. Strosberg is also an individual General Partner of Brauvin High Yield Fund L.P. Mr. Strosberg has indicated his intent to resign as an individual General Partner subsequent to the approval of the Transaction by the Limited Partners.

Description of the Assets

     The Partnership currently owns 28 income-producing properties as well as a 51% interest in a Scandinavian Health Spa and a 99% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants, predominantly all of which are subject to triple-net leases. The Partnership is a landlord only and does not participate in the operations of any of the properties discussed herein. All properties are occupied and all lease payments to the Partnership are current with the exception of the former Hardee's restaurant located in Albion, Michigan and the three Chi-Chi's restaurants (as discussed in the following summary). All properties were paid for in cash, without any financing. The General Partners believe that the Partnership's properties are adequately insured. A description of each of the properties owned by the Partnership follows.

     The Taco Bell restaurant located in Schofield, Wisconsin was sold in February 1994. In October 1994, the Partnership exchanged the Ponderosa restaurant in Apopka, Florida for a Ponderosa restaurant in Joliet, Illinois.

     No property had a cost basis in excess of 10% of the gross proceeds of the Offering or had rental income in excess of 10% of the total rental income of the Partnership.

Ponderosas:

Rockford, Illinois

     This property is located at 3725 East State Street. The building, built in 1969, consists of 5,930 square feet situated on a 31,476 square foot parcel. The building was constructed utilizing wood siding over concrete block.

Bloomington, Illinois

     This property is located at 1329 East Empire Street. The building, built in 1970, consists of 4,608 square feet situated on a 60,725 square foot parcel. The building was constructed utilizing wood siding over concrete block.

Orchard Park, New York

     This property is located at 3019 Union Road. The building, built in 1980, consists of 5,600 square feet situated on a 75,000 square foot parcel. The building was constructed utilizing wood siding over concrete block.

     In July 1995, Metromedia, the parent of Ponderosa, closed the Orchard Park, New York restaurant. In exchange for the closed Ponderosa, the Partnership agreed to accept a Tony Roma's restaurant in Mesquite, Texas. The Tony Roma's restaurant will result in additional rent of approximately $2,000 per year plus percentage rents and future rent escalations upon exercise of lease renewals.

Oneonta, New York

     This property is located at 333 Chestnut. The building, built in 1979, consists of 5,250 square feet situated on a 61,600 square foot parcel. The building was constructed utilizing wood siding over concrete block and facebrick.

Middletown, New York

     This property is located at 163 Doison Avenue. The building, built in 1980, consists of 6,120 square feet situated on a 71,708 square foot parcel. The building was constructed utilizing stained wood veneer and flagstone.

Joliet, Illinois

     This property is located at 2200 West Jefferson Street. The building, built in 1970, consists of 4,500 square feet situated on a 57,000 square parcel. The building was constructed utilizing brick and wood siding. This Ponderosa was received in exchange for Ponderosa Unit 1055, an original purchase of the Partnership, in December 1994.

     In June 1995, Metromedia, the parent of Ponderosa, closed the Joliet, Illinois Ponderosa with the intent of converting the site into a Bennigan's restaurant. Subsequently, Metromedia changed its mind and is currently looking for a suitable sublessee. Under the terms of its lease, Metromedia continues to pay rent to the Partnership.

Franklin, Ohio

     This property is located at 3320 Village Drive. The building, in 1987, consists of 4,550 square feet situated on a 9,242 foot parcel. The building was constructed utilizing wood over concrete block.

Herkimer, New York

     This property is located at the corner of State and King Streets. The building, built in 1979 and remodeled in 1988, consists of 5,817 square feet situated on a 44,932 square foot parcel. The building was constructed using wood siding over concrete block and facebrick.

Sweden, New York

     This property is located at 6460 Brockport-Spencerport Road. The building, built in 1981 and remodeled in 1987, consists of 5,400 square feet situated on a 47,500 square foot parcel. The building was constructed using wood paneling over concrete block.

Appleton, Wisconsin

     This property is located at 130 South Bluemond Road. The building, built in 1969 and renovated in 1986, is a one-story, 5,400 square foot building constructed with stucco and painted concrete block with wood trim over wood frame on an approximately 54,450 square foot site.

Dublin, Ohio

     This property is located at 1671 East Dublin-Granville Road.
The building, built in 1973 and renovated in 1987, is a one-story, 5,360 square foot building constructed with wood siding over wood frame on an approximately 47,000 square foot site.

Penfield, New York

     This property is located at 1610 Penfield Road. The building, built in 1981 and renovated in 1987, is a one-story, 5,400 square foot building constructed with vinyl siding over wood frame on an approximately 54,900 square foot site.

Pendleton Pike, Indiana

     This property is located at 8502 Pendleton Pike. The building, built in 1984 and renovated in 1987, is a one-story, 5,400 square foot building constructed with a prefab stucco facade with an atrium front and wood panels on the sides of the building on an approximately 95,000 square foot site.

Eureka, Missouri

     This property is located at 80 Hilltop Village Center. The building, built in 1981 and renovated in 1986, is a one-story, 5,360 square foot building constructed with wood over wood approximately 71,400 square foot site.

Joint Venture Ponderosas: The Partnership has a 99% interest in a Joint Venture with an affiliated public real estate partnership that acquired the following six Ponderosas:

Louisville, Kentucky

     This property is located at 4801 Dixie Highway. The building consists of 5,100 square feet situated on a 62,496 square foot parcel and was constructed in 1969 utilizing wood siding over concrete block with flagstone.

Cuyahoga Falls, Ohio

     This property is located at 1641 State Road. The building consists of 5,587 square feet situated on a 40,228 square foot parcel and was constructed in 1973 utilizing wood siding over concrete block.

Tipp City, Ohio

     This property is located at 135 South Garber. The building consists of 6,080 square feet situated on a 53,100 square foot parcel and was constructed in 1980 utilizing wood siding over concrete block.

Mansfield, Ohio

     This property is located at 1075 Ashland Road. The building consists of 5,600 square feet situated on a 104,500 square foot parcel and was constructed in 1980 utilizing wood siding over concrete block and flagstone.

Tampa, Florida

     This property is located at 4420 West Gandy Boulevard. The building consists of 5,777 square feet situated on a 50,094 square foot parcel and was constructed in 1986 utilizing wood siding over concrete block.

Mooresville, Indiana

     This property is located at 499 South Indiana Street. The building consists of 6,770 square feet situated on a 63,525 square foot parcel and was constructed in 1981 utilizing wood siding over concrete block.

Taco Bells:

Schofield, Wisconsin

     This property is located at 704 Grand Avenue approximately
2.5 miles south of Wausau, Wisconsin. The building, built in 1978, consists of 1,440 square feet situated on a 11,603 square foot parcel. The building was constructed utilizing painted brick on a concrete foundation. This property was sold in February 1994.

Lansing, Michigan

     This property is located at 4238 West Saginaw on the outskirts of Lansing, Michigan. The building, built in 1979, consists of 1,566 square feet situated on a 21,186 square foot parcel. The building was constructed utilizing painted brick on a concrete foundation.

Scandinavian Health Spa

     On July 21, 1989, the Partnership and Brauvin High Yield Fund L.P. ("BHYF") formed a joint venture, Brauvin Funds Joint Venture ("Funds JV"), that acquired the land and building underlying a Scandinavian Health Spa (the "Health Spa") in Glendale, Arizona from an unaffiliated developer for $5,250,000, plus closing costs. The Partnership contributed $2,961,143 (51%) and BHYF contributed $2,585,608 (51%) to Funds JV. The Joint Venture owns the Health Spa on a fee simple basis. The Health Spa is not subject to any material mortgages, liens or other encumbrances.

     The Health Spa was constructed in 1988 and consists of a 36,556 square foot health club located on a three acre parcel in Glendale, Arizona, a suburb of Phoenix. The property is a two-story health and fitness workout facility located within the 195,000 square foot Glendale Galleria Shopping Center and has been 100% occupied during the laws five years by the Health Spa.

     The Health Spa is subject to a triple-net lease with the lessee, Scandinavian U.S. Swim & Fitness, Inc., which is responsible for paying all taxes, insurance premiums and maintenance costs. The lease terminates in 2009; is subject to four five-year renewal options and is not subject to a right of first refusal. The 1995 rental income distributed to the Partnership from Funds JV was $352,819, which is 12.1% of the total rental income of the Partnership. The rent is payable in equal monthly installments and was increased by 11.5% on February 1, 1994 and will be increased by 11.5% every five years thereafter.

Children's World Learning Centers:

Livonia, Michigan

     The Children's World Learning Center is located at 38880 West Six Mile Road in Livonia, Michigan, approximately 12 miles west of downtown Detroit. The 6,095 square foot, single-story building was built in 1984 utilizing concrete block and has a pitched roof with asphalt shingles.

Farmington Hills, Michigan

     The Children's World Learning Center is located at 29047 13 Mile Road in Farmington Hills, Michigan, approximately 26 miles northwest of Detroit. The 6,175 square foot, single-story building was built in 1989 utilizing a wood frame-and has a pitched roof with asphalt shingles.

Waterford, Michigan

     The Children's World Learning Center is located at 3100 Dixie Highway in Waterford, Michigan, approximately 35 miles northwest of Detroit. The 6,175 square foot, single-story building was built in 1988 utilizing a wood frame and has a pitched roof with asphalt shingles.

Avis Lubes:

Orlando, Florida

     The Avis Lube is located at 2699 Delaney Street across the street from a 91,000 square foot shopping center anchored by Publix and Woolworths. The building, built in 1989, consists of 1,532 square feet situated on a 12,150 square foot parcel. The building was constructed using concrete block and has two oil change bays.

Orlando, Florida

     The Avis Lube is located at 1625 South Conway Road across the street from a 123,000 square foot shopping center anchored by Publix and Eckard Drugs. The building, built in 1989, consists of 1,947 square feet situated on a 24,939 square foot parcel.
The building was constructed using concrete block and has three oil change bays.

     The lessee of the two Orlando Avis Lubes defaulted on its payment obligations under the lease in 1991 and in January 1992 vacated the properties. The Partnership continued to receive rent payments from the lessee, which Avis Lube, Inc. guaranteed to the Partnership until the lease expired in June 1996. Avis Lube, Inc. subleased the properties until June 1996 to an unaffiliated sublessee, Florida Express Lubes, Inc. The Partnership signed new leases with the sublessee to operate the properties, as lessee. The leases are for a 14 year term and commenced June 1, 1996. Base annual rent at 2699 Delaney Street is $48,000 and at 1625 South Conway Road is $54,000. The new lease rents are lower than the previous rents.

Rock Hill, Missouri

     The Avis Lube is located at 9725 Manchester Road, two miles west of the St. Louis, Missouri city limits. The building, built in 1988, consists of 2,940 square feet situated on a 21,143 square foot parcel. The building was constructed using brick veneer and has four oil change bays, two with service pit work access and two with ground level work access.

     The former lessee of the Rock Hill, Missouri property defaulted on its payment obligations and vacated the property in April 1994. The Partnership continued to receive rent payments from the guarantor, Avis Lube, Inc. Avis Lube, Inc. subleased the property through March 1996 to an unaffiliated sublessee, Clarkson Investors II, an auto/oil repair operator. The Partnership signed a new lease with the sublessee to continue to operate the property. The lease is for 42 months, commenced March 26, 1996 and provides for annual base rent of $55,000. The new lease rent is lower than the previous rent.

Hardee's:

Newcastle, Oklahoma

     This restaurant is an outparcel of a 67,500 square foot shopping center located on the 400 & 500 block of N.W. 32nd. The 3,300 square foot, single-story building was built on a 35,200 square foot parcel in 1990 utilizing a wood frame with brick facing.

St. Johns, Michigan

     This restaurant is an outparcel of a 70,000 square foot Wal-Mart department store located at the corner of U.S. 27 and Townsend Road. The 3,300 square foot, single-story building was built on a 47,200 square foot parcel in 1990 utilizing a wood frame with brick facing.

Albion, Michigan

     This restaurant is located at 118 E. Michigan Avenue.  The
3,034 square foot, single-story building was built on a 32,670 square foot parcel in 1990 utilizing a wood frame with brick facing.

     Beginning in September 1990, the Partnership did not receive rent payment on the Hardee's restaurants located in Albion, Michigan and St. Johns, Michigan (the "Michigan Properties"). As a result of eviction proceedings commenced by the Partnership against the defaulting lessee on January 5, 1991 due to nonpayment of rent, the Partnership obtained legal possession of the Albion property on February 25, 1991 and the St. Johns property on March 18, 1991 and the leases were terminated. Subsequently, Wolverine Fast Food, Inc. ("Wolverine"), the defaulting lessee, filed a Chapter 11 bankruptcy proceeding.
Upon obtaining possession of the Michigan Properties, the Partnership entered into a lease (the "Interim Lease") with an affiliate of the Partnership (the "Affiliated Lessee") until a suitable unaffiliated lessee could be found. Simultaneously, the Partnership entered into negotiations with Hardee's Food Systems, Inc. ("Hardee's"), the franchisor, to manage and operate the Michigan Properties until a new franchisee/tenant for the Michigan Properties could be located.

     During the period that the Michigan Properties were operated by the Affiliated Lessee, the operating expenses and management fees exceeded the revenues generated by the restaurants. As a result, the Partnership advanced $398,915 to the Affiliated Lessee as of December 31, 1993 and 1992, which was fully reserved in 1993 and written off in 1994.

     After taking possession of the Michigan Properties, the Partnership, in conjunction with Hardee's, had sought replacement operators for the Michigan Properties. During that time, Wolverine approached the Partnership to re-lease the restaurants on a long-term basis. Because the Partnership had been unable to identify another long-term tenant for the restaurants and because Hardee's began to actively support Wolverine and substantial improvement in the performance of other Wolverine-operated restaurants was reported, the Partnership entered into negotiations with Wolverine to re-lease the Michigan Properties.


     As a result of discussions with Wolverine, the Partnership agreed to lease the Michigan Properties to Wolverine, Kenneth Schiefelbein, Barbara Schiefelbein and Jon Guiles, individual principals of Wolverine, for a period of 20 years. The lease term commenced at the St. Johns property on April 1, 1992 and June 1, 1992 at the Albion property. Beginning February 1993, the St. Johns property and beginning July 1993 the Albion property became seriously delinquent on payments of rent to the Partnership. Although the tenant made irregular rent payments, these delinquencies increased each month throughout the remainder of 1993. In December 1993, Wolverine abandoned the St. Johns property and in January 1994, the Albion property was vacated.
On February 2, 1994, the Wolverine petition to the Bankruptcy court was modified from a Chapter 11 to a Chapter 7 filing. In conjunction with the lease negotiations, as well as with the lawsuits filed by the Partnership against Schiefelbein and Guiles, Schiefelbein and Guiles executed agreements with the Partnership for non-dischargeable debt obligations. A non-dischargeable judgement in the amount of $2,500,000 was entered against Schiefelbein and a non-dischargeable judgement in the amount of $1,500,000 was entered against Guiles. Because of the bankruptcy of these individuals, it is unlikely that any material amounts will be collected.

     The Partnership entered into a lease with a new tenant, Jasaza, Inc., to operate the Albion property as a Hardee's restaurant. The base rent on the property began at a level below the original lease with Wolverine. On April 8, 1994, the Partnership was notified that Jasaza, Inc., the replacement tenant, was terminating its lease at the Albion Hardee's as of April 12, 1994. The Partnership continues to actively market this property for a replacement tenant.

     During the third quarter of 1994, the Partnership recorded an allowance for impairment of $500,000 related to an other than temporary decline in the value of the real estate for the Michigan Properties. This allowance has been recorded as a reduction of the properties' cost, and allocated to the land and building based on the original acquisition percentages of 30%
(land) and 70% (building).

     During the fourth quarter of 1994, the Partnership executed a lease with a Dairy Queen franchisee to be the new tenant at the St. Johns, Michigan property. The lease is for a five year term and commenced February 1, 1995. Base rent is $2,500 per month with monthly percentage rent of 5% due after monthly sales exceed $37,500. The lease provides an option to renew for one five year period. The new lease rent is lower than the rent from the previous tenant.

Blockbuster Video:

South Orange, New Jersey

     This property is located at 57 South Orange Avenue in downtown South Orange. The 6,705 square foot brick building was completely renovated in 1990 and consists of a primary level, a mezzanine level plus a full basement for storage.

Chi-Chi's:

Richmond, Virginia

     This property is located at 9135 West Broad Street in Richmond and consists of a 7,270 square foot restaurant with a seating capacity of 280. The property was built in January 1990 and is situated on approximately one acre of land.

Charlotte, North Carolina

     This property is located at 2522 Sardis Road North at the intersection of Independence Boulevard. The property is situated on a 1.5 acre parcel and consists of a 7,270 square foot restaurant with a seating capacity for 280. The property opened in May 1990.

Clarksville, Tennessee

     This property is located in Governor's Square Shopping Center at 2815 Guthrie Road in Clarksville. The property consists of a 5,678 square foot restaurant with seating for 180 people and is situated on an approximately 50,000 square foot parcel of land. The property opened in May 1990.

     During 1995, Chi-Chi's, the sub-tenant under the master lease with Foodmaker, Inc. ("Foodmaker"), closed each of its three restaurants owned by the Partnership because they were not profitable. Under the terms of the three leases, Foodmaker, the master tenant and guarantor, continues to pay rent for all three properties. Chi-Chi's has undertaken to release the three closed restaurants. In March 1996, a sub-tenant, Carolina Bar-B-Q, executed a second sub-lease with Chi-Chi's for the Charlotte, North Carolina property, and the operations for this sub-tenant commenced late in the second quarter of 1996. Chi-Chi's is currently in the process of completing negotiations with a potential sub-tenant to execute a second sub-lease with Chi-Chi's for the Richmond, Virginia property and Chi-Chi's is currently in discussion with potential sub-tenants for the Clarksville, Tennessee property. Foodmaker will continue to be the guarantor under terms of each of the second sub-leases.

Distributions


     Cash distributions to Limited Partners for 1995, 1994 and 1993 were $3,582,492, $3,478,020 and $3,569,741, respectively, of which $3,039,738, $2,564,375 and $2,346,355, respectively,
represented net income. Cash distributions to Limited Partners for the first quarter of 1996 were $907,443 of which $695,613 represented net income of the Partnership. Distributions of operating cash flow, if available, were paid four times per year, 45 days after the end of each calendar quarter. No amount distributed in 1995 or 1996 was a result of a sale of assets, however, the Partnership distributed $375,000 from the sale of the Taco Bell property in Schofield, Wisconsin during 1994. The difference between cash distributions of the Partnership and the net income earned is primarily the result of depreciation expense and, to a lesser extent, differences between the accrual basis of accounting and the cash generated from operations.

     Below is a table summarizing the historical data for the Partnership's distribution rates per Unit per annum:

Distribution
   Date           1996      1995         1994      1993       1992

February 15     $22.3597   $22.3597   $22.5000   $22.5000     $21.8750

May 15           22.3597    22.3597    22.5000    22.5000      21.8750

August 15                   22.3597    22.5000    22.5000      21.8750

November 15                 22.3597    26.2368    22.5000      21.8750


The above table includes a return of capital distribution of $6.2368 in November 1994.

  Future changes in the Partnership's distributions would largely depend on sales at the Assets resulting in changes to percentage rent and, to a lesser extent, on rental increases or decreases which will occur due to changes in the Consumer Price Index or scheduled changes in base rent and loss of rental payments resulting from defaults and lease payment reductions due to lease renegotiations. The Operating General Partners have determined that during the pendency of the proxy solicitation no future distributions of operating cash flow will be made to the Limited Partners. As of the date hereof, the Partnership has no preferred return deficiency.

Ownership of Units

  No person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the Partnership to be the beneficial owner of more than 5% of the outstanding
Units as of April 30, 1996.

Market for the Units

  The Units are not traded on any established trading market, nor has there been such a market during the past two years.
Thus, no information is available as to high and low bid quotations or sales prices. It is not anticipated that there will be a public market for the Units in the future.
Furthermore, no person has contacted the Partnership expressing an interest in purchasing Units. Neither the General Partners nor the Partnership are obligated to redeem or repurchase Units, but the Partnership may purchase Units under certain very limited circumstances. The Partnership will not purchase Units during the pendency of the proposed Transaction.

  Below is a table summarizing purchases of Units made by the Partnership during the last two fiscal years and the current fiscal year:

                              Units        Range          Average
For the Quarter ended:         Purchased     of Prices         Price

March 31, 1994             145.42087       $1,000         $1,000
June 30, 1994              135.00000       $1,000         $1,000
September 30, 1994            ---            ---            ---
December 31, 1994           47.00000       $1,000         $1,000

March 31, 1995              27.00000       $1,000         $1,000
June 30, 1995              100.49429       $1,000         $1,000
September 30, 1995            ---            ---            ---
December 31, 1995            0.03219       $1,000         $1,000

March 31, 1996             114.54366       $1,000         $1,000
June 30, 1996                 ---            ---            ---


     Purchases of the Units by the Partnership prior to receipt of the Valuation were made at the initial public offering price. Should the Transaction not be completed, any future purchases of Units by the Partnership will be at a price equal to the then current valuation of the Units based on a third-party valuation.

Legal Proceedings

     The Partnership is not a party to any legal proceedings.

Independent Certified Public Accountants

     Deloitte & Touche LLP, whose report on the Partnership's financial statements as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 appear in the Partnership's 1995 Annual Report on Form 10-K, are the current independent auditors of the Partnership. No representative of Deloitte & Touche LLP is expected to be present at the Special Meeting.

Available Information


     The Units are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership is subject to the informational filing requirements of the Exchange Act, and in accordance therewith, is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. Comprehensive financial information is included in the Partnership's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents filed by the Partnership with the Commission, including the 1995 Annual Report on Form 10-K, excerpts from which are included on
Schedule I hereto, and the Quarterly Report on Form 10-Q for the period ended March 31, 1996, excerpts from which are included on
Schedule II hereto. Such reports and other information should be available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies should be available by mail upon payment of the Commission's customary charges by writing to the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Partnership's electronic filings are publicly available on this Web site at http://www.sec.gov.

     The Corporate General Partner is a privately held company and is not subject to the reporting requirements of the Exchange
Act.


           CERTAIN INFORMATION CONCERNING THE PURCHASER

     The Purchaser is a Delaware limited liability company that was recently formed to acquire the Assets and the assets of the Affiliated Limited Partnerships. The Purchaser has not engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or entity or incurred, directly or indirectly, any material liabilities or obligations, except in connection with its formation, the proposed Transaction and the proposed Affiliated Transactions. Upon completion of the Transaction and the Affiliated Transactions, the Purchaser will own and operate the Assets and the assets owned by the Affiliated Limited Partnerships.


     The Braults have a minority ownership position in the Purchaser. For more information with respect to the Braults, see "Certain Information about the Partnership, Its General Partners and their Affiliates - The General Partners". In addition, certain other members of the Corporate General Partner's management may participate in the ownership of the Purchaser. Neither Mr. Froelich nor Mr. Strosberg have any affiliation with the Purchaser. The Purchaser is in the process of securing equity and debt financing to consummate the Transaction and the Affiliated Transactions. Thus, the ultimate ownership of the Purchaser will not be known until the completion of these investment activities. It is anticipated that the members of the Purchaser will be a number of unrelated, institutional investors.


     The Purchaser's principal executive office and place of business is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Its telephone number is (312) 443-0922. All information contained in this Proxy Statement concerning the Purchaser is based upon statements and representations made by the Purchaser or its representatives to the Partnership or its representatives.


                     SELECTED FINANCIAL DATA


     The tables attached hereto as Schedules I and II provide a summary of certain financial data for the Partnership. Such selected financial data should be read in conjunction with the detailed information and financial statements included in the Partnership's Annual Report to Limited Partners which was distributed to the Limited Partners on May 1, 1996 and are included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995, the Partnership's Annual Report, as amended, on Form 10-K/A for the year ended December 31, 1995 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, which are incorporated herein by reference. For information with respect to obtaining copies of information incorporated by reference, see "Incorporation by Reference" below.

     The Partnership's ratio of earnings to fixed charges for each of March 31, 1996, December 31, 1995 and December 31, 1994 was 0.00%, as the Partnership has no fixed charges.

     The foregoing information is derived from the audited financial statements of the Partnership for 1994 and 1995 and the unaudited financial statements of the Partnership for the first quarter of 1996.

     Pro forma data disclosing the effect of the Transaction is not material. The Purchaser is a newly formed entity and thus has no historical financial data.


                    INCORPORATION BY REFERENCE

     The following documents filed by the Partnership with the Commission are incorporated in this Proxy Statement by reference and made a part hereof:

     1. The Partnership's Annual Report on Form 10-K for the year ended December 31, 1995;
     2. The Partnership's Annual Report, as amended, on Form 10-K/A for the year ended December 31, 1995;
     3. The Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;
     4.   The Partnership's Current Report on Form 8-K dated
          May 23, 1996 and filed on June 21, 1996;
     5. The Partnership's Current Report, as amended, on Form 8-K/A dated May 23, 1996 and filed on July 24, 1996; and
     6. All reports filed by the Partnership with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, since January 1, 1995 to the date of the Special Meeting.

     Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     The Partnership will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such documents are specifically incorporated by reference into the information this Proxy Statement incorporates). Written and telephone requests for such copies should be addressed to the Partnership at its principal executive office at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606, telephone number (312) 443-0922. All such requests will be sent by first class mail or other equally prompt means within one business day of receipt of such request.

                                                            SCHEDULE I

                                                 BRAUVIN HIGH YIELD FUND L.P. II
                                                 (a Delaware limited partnership)
                                          (not covered by Independent Auditor's Report)

                                                     Year Ended       Year Ended      Year Ended      Year Ended       Year Ended
                                                    December 31,    December 31,     December 31,     December 31,    December 31,
                                                        1995             1994            1993             1992              1991
Selected Income Statement Date:

    Rental Income                                      $4,192,243      $4,198,955       $4,128,233       $4,064,706      $3,890,615
    Interest Income                                       $68,435         $31,248          $12,876          $20,440         $98,369
    Net Income                                         $3,039,738      $2,564,375       $2,346,355       $2,936,205      $2,750,029
    Net Income Per Unit (a)                                $75.82          $64.69           $57.82           $72.62          $68.18

Selected Balance Sheet Data:
    Cash and Cash Equivalents                          $1,374,779      $1,106,917         $799,390         $548,439        $534,673
    Land, Buildings and Improvements                  $35,951,164     $35,951,164      $36,727,348      $36,727,348     $36,727,348
    Total Assets                                      $33,207,008     $33,630,071      $34,704,875      $35,626,490     $36,220,659
    Cash Distributions to General Partners                    ---             ---              ---              ---             ---
    Cash Distributions to Limited Partners (b)         $3,582,492      $3,478,020       $3,569,741       $3,456,204      $3,535,493
    Cash Distributions to Limited Partners
     Per Unit (a)                                          $89.36          $87.74           $90.22           $87.68          $89.90
    Book Value Per Unit (c)                               $750.60         $763.00          $792.46          $825.48         $841.54

NOTES:

    (a)  Net income per Unit and cash distributions to Limited Partners per Unit are based on the average Units outstanding during the year since they were of varying dollar amounts and percentages based upon the dates Limited Partners were admitted to the Partnership and additional Units were purchased through the Partnership's distribution reinvestment plan.

    (b)  This includes $9,060, $14,717, $10,909, $7,856 and $10,323 paid to various states for income taxes on behalf of all
         Limited Partners for the years 1995, 1994, 1993, 1992 and 1991, respectively.


    (c)  Book value per Unit is based on the Units outstanding at the end of the applicable period.


                        SCHEDULE II

                 BRAUVIN HIGH YIELD FUND L.P. II
                 (a Delaware limited partnership)
          (not covered by Independent Auditor's Report)


                                       Three Months       Three Months
                                         Ended               Ended
                                      March 31, 1996     March 31, 1995



Selected Income Statement Data:

  Rental Income                      $ 1,040,396         $ 1,037,861

  Interest Income                    $    20,684         $     9,825

  Net Income                         $   695,613         $   748,698

  Net Income Per Unit (a)            $     16.65         $     18.75


Selected Balance Sheet Data:

  Cash and Cash Equivalents          $ 1,367,182         $ 1,007,872

  Land, Buildings and
    Improvements                     $35,951,164         $35,962,114

  Investment in Brauvin High
    Yield Venture                    $    33,365         $    34,443

  Investment in Brauvin Funds
    Joint Venture                    $ 2,467,238         $ 2,486,461

  Total Assets                       $32,985,739         $33,340,298

  Cash Distributions to General
    Partners                              ---               ---

  Cash Distributions to
    Limited Partners                 $   907,443         $   897,832

  Cash Distributions to Interest
    Holders Per Unit (a)             $     21.72         $     22.49

  Book Value Per Unit (b)            $    745.16         $    759.56

____________________________________


(a) Net income per Unit and cash distributions to Limited Partners per Unit are based on the average Units outstanding during the quarter since they were of varying dollar amounts and percentages based upon the dates Limited Partners were admitted to the Partnership and additional Units were purchased through the Partnership's distribution reinvestment plan.


(b) Book value per Unit is based on the Units outstanding at the end of the applicable period.

                 YOUR VOTE IS EXTREMELY IMPORTANT

     Regardless of the number of Units of Brauvin High Yield Fund
     L.P. II you own, please vote by taking these simple steps:

  1. Please SIGN, MARK, DATE and MAIL the enclosed proxy card in the enclosed, postage-paid envelope (or by facsimile) as soon as possible before the Special Meeting on September __, 1996.

  2. You may also transmit your proxy by facsimile to
     (214) 999-9323 or (214) 999-9348.  When voting your
     proxy by facsimile, both sides of the proxy card must be transmitted.

  3. If you wish to vote "FOR" the Transaction and "FOR" the Amendment, you must submit the enclosed proxy card.

  4. If your Units are held for you in "street name" by a bank or broker, the bank or broker may not give your proxy without your instruction. Please call your bank or broker and instruct your representative to vote "FOR" the Transaction. A broker non-vote is the equivalent of a vote "AGAINST" the Transaction and the Amendment.

  5. If you have any questions or require any additional information concerning this Proxy Statement please contact either:

                   Investor Services Department
                 Brauvin High Yield Fund L.P. II
                      150 South Wacker Drive
                     Chicago, Illinois  60606

                  Call Toll-Free (800) 272-8846

     or our solicitation agent who can also assist you in voting:

                      The Herman Group, Inc.
                     2121 San Jacinto Street
                            26th Floor
                       Dallas, Texas  75201

                  Call Toll-Free (800) 992-6145

     PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY.


                              TABLE OF CONTENTS

                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     The Transaction . . . . . . . . . . . . . . . . . . . . .  4
     Related Transactions. . . . . . . . . . . . . . . . . . .  5
     Amendment to the Partnership Agreement. . . . . . . . . .  5
     The Special Meeting; Votes Required . . . . . . . . . . .  5
     Purpose of and Reasons for the Transaction. . . . . . . .  6
     Effects of the Transaction. . . . . . . . . . . . . . . .  7
     Valuation of the Assets; Fairness Opinion . . . . . . . .  8
     Recommendations of the General Partners . . . . . . . . .  8
     Conflicts of Interest . . . . . . . . . . . . . . . . . . 10

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . 10
     Purpose of and Reasons for the Transaction. . . . . . . . 10
     Alternatives to the Transaction . . . . . . . . . . . . . 16
     Effects of the Transaction. . . . . . . . . . . . . . . . 18
     Valuation of the Assets; Fairness Opinion . . . . . . . . 20
     Recommendations of the General Partners . . . . . . . . . 25
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . 28
     Costs Associated with the Transaction . . . . . . . . . . 29

SPECIAL MEETING OF THE LIMITED PARTNERS. . . . . . . . . . . . 29
     Special Meeting; Record Date. . . . . . . . . . . . . . . 29
     Procedures for Completing Proxies . . . . . . . . . . . . 30
     Votes Required. . . . . . . . . . . . . . . . . . . . . . 31
     Solicitation Procedures . . . . . . . . . . . . . . . . . 32
     Revocation of Proxies . . . . . . . . . . . . . . . . . . 32

TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . 33
     The Merger Agreement. . . . . . . . . . . . . . . . . . . 33
     Representations and Warranties of the Parties . . . . . . 34
     Additional Agreements . . . . . . . . . . . . . . . . . . 35
     Conditions to Closing the Transaction . . . . . . . . . . 36
     Determination of Redemption Price . . . . . . . . . . . . 38
     Termination of the Merger Agreement . . . . . . . . . . . 39
     Amendment of the Merger Agreement . . . . . . . . . . . . 40
     Amendment of Partnership Agreement. . . . . . . . . . . . 40
     Related Transactions. . . . . . . . . . . . . . . . . . . 41

INCOME TAX CONSEQUENCES OF THE TRANSACTION . . . . . . . . . . 41
     Federal Income Tax Consequences . . . . . . . . . . . . . 41
     Differing Tax Treatment of the Limited Partners . . . . . 44

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . 45
     Interests in the Purchaser. . . . . . . . . . . . . . . . 45
     Purchaser Fees. . . . . . . . . . . . . . . . . . . . . . 46
     Indemnification under the Partnership Agreement . . . . . 46
     Indemnification by the Purchaser. . . . . . . . . . . . . 47

CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
ITS GENERAL PARTNERS AND THEIR AFFILIATES. . . . . . . . . . . 48
     The Partnership . . . . . . . . . . . . . . . . . . . . . 48
     The General Partners. . . . . . . . . . . . . . . . . . . 49
     Description of the Assets . . . . . . . . . . . . . . . . 51
     Distributions . . . . . . . . . . . . . . . . . . . . . . 60
     Ownership of Units. . . . . . . . . . . . . . . . . . . . 61
     Market for the Units. . . . . . . . . . . . . . . . . . . 61
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . 62
     Independent Certified Public Accountants. . . . . . . . . 62
     Available Information . . . . . . . . . . . . . . . . . . 62

CERTAIN INFORMATION CONCERNING THE PURCHASER . . . . . . . . . 63

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . 64

INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . 64

ANNEX I - VALUATION

ANNEX II - FAIRNESS OPINION

      Annex I

                                            Valuation of Cushman & Wakefield

Brauvin High Yield Fund L.P. II

UNIT         % OWNED   PROPERTY      PROPERTY                                    STREET
NO.   FUND   BY FUND   TYPE          NAME                     CITY             ADDRESS                      ST
1     BHYF2   51.00%  RETAIL        BALLY TOTAL FITNESS       GLENDALE         5720 WEST PEORIA AVENUE       AZ
2     BHYF2  100.00%  QUICK-LUBE    MOBILE LUBE               ORLANDO          1625 CONWAY ROAD              FL
3A    BHYF2  100.00%  QUICK-LUBE    MOBILE LUBE               ROCK HILL        9725 MANCHESTER ROAD          MO
3B    BHYF2  100.00%  QUICK-LUBE    MOBILE LUBE               ORLANDO          2699 DELANEY AVENUE           FL
8     BHYF2  100.00%  SIT-DOWN      PONDEROSA (VACANT)        JOLIET           2200 WEST JEFFERSON STREET    IL
19    BHYF2  100.00%  SIT-DOWN      TONY ROMA's               MESQUITE         3780 TOWNE CROSSING BLVD.     TX
103   BHYF2  100.00%  FAST-FOOD     HARDEE'S                  NEWCASTLE        600 NORTHWEST 32ND STREET     OK
104   BHYF2  100.00%  FAST-FOOD     DAIRY QUEEN               ST. JOHNS        1861 SCOTT ROAD               MI
106   BHYF2  100.00%  RETAIL        BLOCKBUSTER VIDEO         SOUTH ORANGE     57 SOUTH ORANGE AVENUE        NJ
107   BHYF2  100.00%  FAST-FOOD     HARDEE'S (VACANT)         ALBION           118 EAST MICHIGAN AVENUE      MI
110   BHYF2   99.00%  SIT-DOWN      PONDEROSA                 LOUISVILLE       4801 DIXIE HIGHWAY            KY
112   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 ROCKFORD         3725 EAST STATE STREET        IL
128   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 BLOOMINGTON      1329 EAST EMPIRE STREET       IL
182   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 APPLETON         130 SOUTH BLUEMOUND ROAD      WI
209   BHYF2  100.00%  DAY-CARE      CHILDREN'S WORLD          WATERFORD        3100 DIXIE HIGHWAY            MI
268   BHYF2   99.00%  SIT-DOWN      PONDEROSA                 CUYAHOGA FALLS   1641 STATE ROAD               OH
347   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 COLUMBUS         1071 DUBLIN-GRANVILLE RD.     OH
353   BHYF2  100.00%  SIT-DOWN      CHI-CHI'S                 RICHMOND         9135 WEST BROAD STREET        VA
366   BHYF2  100.00%  SIT-DOWN      CHI-CHI'S                 CLARKSVILLE      2815 WICMA RUDOLPH BLVD.      TN
373   BHYF2  100.00%  SIT-DOWN      CHI-CHI'S                 CHARLOTTE        2522 SADIS ROAD NORTH         NC
421   BHYF2  100.00%  DAY-CARE      CHILDREN'S WORLD          LIVONIA          38880 WEST SIX MILE ROAD      MI
473   BHYF2  100.00%  DAY-CARE      CHILDREN'S WORLD          FRMNGTN HLLS     29047 13-MILE ROAD            MI
665   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 HERKIMER         STATE AND KING STREETS        NY
740   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 ONEONTA          333 CHESTNUT STREET           NY
755   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 PENFIELD         1610 PENFIELD  AVENUE         NY
779   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 MIDDLETOWN       163 DOLSON AVENUE             NY
785   BHYF2   99.00%  SIT-DOWN      PONDEROSA                 TIPP CITY        135 SOUTH GARBER              OH
816   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 INDIANAPOLIS     8502 PENDLETON PIKE           IN
850   BHYF2   99.00%  SIT-DOWN      PONDEROSA                 MANSFIELD        1075 ASHLAND ROAD             OH
857   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 EUREKA           80 HILLTOP VILLAGE CENTER     MO
876   BHYF2  100.00%  SIT-DOWN      PONDEROSA                 SWEDEN           6460 BRUCKPORT-SPENCER ROAD   NY
1057  BHYF2   99.00%  SIT-DOWN      PONDEROSA                 MOORESVILLE      499 SOUTH INDIANA STREET      IN
1060  BHYF2   99.00%  SIT-DOWN      PONDEROSA                 TAMPA            4420 WEST GRANDY BLVD.        FL
1071  BHYF2  100.00%  SIT-DOWN      PONDEROSA                 FRANKLIN         3320 VILLAGE DRIVE            OH
1848  BHYF2  100.00%  FAST-FOOD     TACO BELL                 LANSING          4238 WEST SAGINAW HIGHWAY     MI

Brauvin High Yield Fund L.P. II

UNIT        % OWNED   PROPERTY   PROPERTY      BLG.   LAND     YEAR  CUSHMAN AND WAKEFIELD VALUATION INDICATORS       TOTAL VALUE
NO.  FUND   BY FUND   TYPE        NAME        SF      SF      BUILT   C&W VALUE   YR 1 $NOI  OAR     IRR    OUT-OAR   OF FUND
1    BHYF2   51.00%  RETAIL      BALLY TOTAL
                                  FITNESS     36,556  130,201  1988  $5,750,000  $600,134   10.44%  12.00%  11.00%    $2,932,500
2    BHYF2  100.00%  QUICK-LUBE  MOBILE LUBE   1,947   24,975  1989     480,000    53,794   11.21%  12.25%  11.50%       480,000
3A   BHYF2  100.00%  QUICK-LUBE  MOBILE LUBE   2,940   21,143  1989     490,000    51,039   10.42%  12.25%  11.50%       490,000
3B   BHYF2  100.00%  QUICK-LUBE  MOBILE LUBE   1,532    9,750  1989     420,000    47,253   11.25%  12.25%  11.50%       420,000
8    BHYF2  100.00%  SIT-DOWN    PONDEROSA
                                  (VACANT)     5,522   76,182  1970     630,000    82,535   13.10%  13.50%  LAND         630,000
19   BHYF2  100.00%  SIT-DOWN    TONY ROMA's   5,600   49,820  1984     940,000    93,677    9.97%  12.25%  11.50%       940,000
103  BHYF2  100.00%  FAST-FOOD   HARDEE'S      3,309   35,200  1990     580,000    61,607   10.62%  12.25%  11.50%       580,000
104  BHYF2  100.00%  FAST-FOOD   DAIRY QUEEN   3,300   73,764  1990     280,000    29,925   10.69%  12.50%  11.50%       280,000
106  BHYF2  100.00%  RETAIL      BLOCKBUSTER
                                   VIDEO       6,705    6,231  1990   1,190,000   130,748   10.99%  12.00%  11.00%     1,190,000
107  BHYF2  100.00%  FAST-FOOD   HARDEE'S
                                  (VACANT)     3,034   32,670  1990     360,000   (42,455) (11.79%) 12.25%  11.50%       360,000
110  BHYF2   99.00%  SIT-DOWN    PONDEROSA     5,488   58,000  1969     620,000    89,764   14.48%  12.50%  11.50%       613,800
112  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,040   27,190  1969     550,000    77,049   14.01%  12.50%  11.50%       550,000
128  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,038   39,640  1970     650,000    91,680   14.10%  12.50%  11.50%       650,000
182  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,222   54,377  1969     900,000   113,744   12.64%  12.50%  11.50%       900,000
209  BHYF2  100.00%  DAY-CARE    CHILDREN'S
                                   WORLD       6,319   35,757  1988     970,000    98,598   10.16%  11.50%  11.50%       970,000
268  BHYF2   99.00%  SIT-DOWN    PONDEROSA     5,587   40,228  1973     870,000   112,352   12.91%  12.50%  11.50%       861,300
347  BHYF2  100.00%  SIT-DOWN    PONDEROSA     4,968   48,000  1973     680,000    88,175   12.97%  12.50%  11.50%       680,000
353  BHYF2  100.00%  SIT-DOWN    CHI-CHI'S     7,270   56,993  1990   1,450,000   148,863   10.27%  12.25%  11.50%     1,450,000
366  BHYF2  100.00%  SIT-DOWN    CHI-CHI'S     5,904   60,673  1990   1,120,000   115,162   10.28%  12.25%  11.50%     1,120,000
373  BHYF2  100.00%  SIT-DOWN    CHI-CHI'S     7,270   80,308  1990   1,460,000   149,803   10.26%  12.25%  11.50%     1,460,000
421  BHYF2  100.00%  DAY-CARE    CHILDREN'S
                                   WORLD       6,145   35,719  1984     780,000    88,095   11.29%  11.50%  11.50%       780,000
473  BHYF2  100.00%  DAY-CARE    CHILDREN'S
                                   WORLD       6,242   63,675  1989     970,000   107,512   11.08%  11.25%  11.50%       970,000
665  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,817   44,932  1979     800,000    90,871   11.36%  12.50%  11.50%       800,000
740  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,250   61,130  1979     890,000    99,248   11.15%  12.50%  11.50%       890,000
755  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,400   50,000  1980     780,000   105,421   13.52%  12.50%  11.50%       780,000
779  BHYF2  100.00%  SIT-DOWN    PONDEROSA     6,120   71,708  1980   1,070,000   121,347   11.34%  12.50%  11.50%     1,070,000
785  BHYF2   99.00%  SIT-DOWN    PONDEROSA     6,080   53,100  1979     780,000    96,344   12.35%  12.50%  11.50%       772,200
816  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,548   93,862  1980     910,000   128,249   14.09%  12.50%  11.50%       910,000
850  BHYF2   99.00%  SIT-DOWN    PONDEROSA     5,600  104,500  1980     750,000   115,868   15.45%  12.50%  11.50%       742,500
857  BHYF2  100.00%  SIT-DOWN    PONDEROSA     6,054   71,318  1979     920,000   106,598   11.59%  12.50%  11.50%       920,000
876  BHYF2  100.00%  SIT-DOWN    PONDEROSA     5,400   47,500  1981     790,000   100,494   12.72%  12.50%  11.50%       790,000
1057 BHYF2   99.00%  SIT-DOWN    PONDEROSA     6,770   63,525  1981     930,000   115,412   12.41%  12.50%  11.50%       920,700
1060 BHYF2   99.00%  SIT-DOWN    PONDEROSA     5,777   50,010  1985     970,000   132,312   13.64%  12.50%  11.50%       960,300
1071 BHYF2  100.00%  SIT-DOWN    PONDEROSA     4,550   69,242  1987     770,000    97,926   12.72%  12.50%  11.50%       770,000
1848 BHYF2  100.00%  FAST-FOOD   TACO BELL     1,596   21,186  1979     550,000    64,013   11.64%  12.50%  11.50%       550,000

Annex II


               Cushman & Wakefield Fairness Opinion

[LETTERHEAD OF CUSHMAN & WAKEFIELD, INC.
51 West 52nd Street
New York, NY 10019-6178
(212)841-7500]



                                   August 9, 1996


Brauvin High Yield Fund L.P.,
Brauvin High Yield Fund II L.P.,
Brauvin Income Plus III L.P.,
Brauvin Corporate Lease Program IV L.P.

c/o
Brauvin Real Estate Funds
150 S. Wacker Dr., Suite 3200
Chicago, IL 60606
ATTN: James Brault

                                   RE:BRAUVIN NET LEASE PORTFOLIO
                                         (Herein "Assignment")

Gentlemen:

     As per our engagement letter (June 3, 1996), Cushman & Wakefield, Inc. (Cushman & Wakefield) is please to submit its opinion regarding the reasonableness and fairness of the financial terms and conditions relating to the consideration to be received by the Limited Partners (Interest Holders) pursuant to the proposed transactions between the Limited Partnerships listed above and Brauvin Real Estate Funds, L.L.C.

     Based upon its review and analysis of the proposed transactions, Cushman & Wakefield advises the Partnerships that, in its opinion, the price per Unit reflected in the proposed Transaction is fair, from a financial point of view, to the Limited Partners. Cushman & Wakefield's determination that a price is "fair" does not mean that the price is the highest price which might be obtained in the marketplace, but rather that based upon the sum of the appraised values of the properties, the price reflected in the proposed transaction is believed by Cushman & Wakefield to be reasonable. Although there is no active market in trading the Units, Cushman & Wakefield notes that for those Units that have traded the price per Units was at or below the price per Unit in the proposed transactions.

     Cushman & Wakefield has reviewed and relied upon the analysis undertaken in its valuation and appraisal work as a basis for establishing the fairness of the proposed transactions. Other methods could have been employed to test the fairness of the proposed transactions and yielded different results. In rendering this opinion, Cushman & Wakefield notes that it has not considered, and has not addressed, market conditions and other factors (e.g., whether the sale of the Properties as a portfolio rather than a series of sales of individual assets would produce a premium or discounted selling price) that, in an open-market transaction, could influence the selling price of the Properties and result in proceeds to Unit holders greater or less that the proposed price per Unit. Cushman & Wakefield also notes that it has not considered the price and trading history of other publicly traded securities that might be deemed relevant due to the relative small size of the proposed transactions and the fact that the existing units are not publicly traded. Furthermore, Cushman & Wakefield notes that it has not compared the financial terms of the proposed transactions to the financial terms of other transactions that might be deemed relevant, given that the proposed transactions involve all cash to the Limited Partners.

     Finally, Cushman & Wakefield has reviewed and analyzed the contract to purchase the assets of Brauvin Corporate Lease Program IV L.P. which was submitted by CAPTEC Financial Group, Inc (Captec) on July 17, 1996. Based on this analysis, Cushman & Wakefield advised the Partnership that in its opinion the Captec offer is less favorable to the Limited Partners than the proposed transaction.

Sincerely,
Cushman & Wakefield, Inc.



Stanley R. Dennis, Jr.  MAI
Director, Manager

Frank P. Liantonio, MAI, CRE
Executive Managing Director

James W. Montanari
Managing Director.

        BRAUVIN HIGH YIELD FUND L.P. II
   150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606

This Proxy is Solicited on Behalf of Brauvin High Yield Fund L.P. II

The undersigned hereby appoints Jerome J. Brault, with full power of substitution, the attorney and the proxy of the undersigned, to represent and to vote, as designated below, all units of limited partnership interest ("Units") of Brauvin High Yield Fund L.P. II, a Delaware limited partnership (the "Partnership") that the undersigned is entitled to vote if personally present at the Special Meeting of Limited Partners of the Partnership to be held on September __, 1996, at __:00 a.m. (Chicago time), at the offices of the Partnership, 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 and at any adjournment(s) or postponement(s) thereof. This proxy revokes all prior proxies given by the undersigned.

(Please mark each proposal with an "X" in the appropriate box)

     1. APPROVAL OF THE MERGER OF THE PARTNERSHIP WITH AND INTO BRAUVIN REAL ESTATE FUNDS L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, WHICH APPROVAL WILL AUTOMATICALLY RESULT IN THE ADOPTION OF AN AMENDMENT TO THE PARTNERSHIP'S RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED, TO ALLOW THE PARTNERSHIP TO SELL OR LEASE PROPERTY TO AFFILIATES.

     [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     2. ADOPTION OF THE AMENDMENT OF THE PARTNERSHIP'S RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED, TO ALLOW THE MAJORITY VOTE OF THE INTEREST HOLDERS TO DETERMINE THE OUTCOME OF THE TRANSACTION WITHOUT THE VOTE OF THE GENERAL PARTNERS OF THE PARTNERSHIP.

     [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     3.   IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE
UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL
MEETING OR ANY ADJOURNMENT THEREOF.


PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY IN THE
ENCLOSED ENVELOPE.


                         SEE REVERSE SIDE

        This Proxy, when properly executed, will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED "FOR" PROPOSALS 1 and 2.

                         Please date and sign this proxy exactly
                         as your name appears hereon and return
                         this proxy in the enclosed postage
                         prepaid envelope.


                         _____________________________________________
                                       (Signature)

                         _____________________________________________
                                    (Signature, if held
                                           jointly)

                         _____________________________________________
                                         (Title)

                         Dated:_______________________________________


                         When Units are held by joint tenants,
                         both should sign. When signing as
                         attorney in fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.